Exhibit 10.27

PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
between
AGL/SLC McEWEN NO. 2, LLC,
as Seller,
KBS CAPITAL ADVISORS LLC,
as Purchaser
February 21, 2012

i

PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of February 21, 2012 (the “Effective Date”), by and between KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (“Purchaser”), and AGL/SLC McEWEN NO. 2, LLC, a Delaware limited liability company (“Seller”).
Recitals
This Agreement is made with respect to the following facts:
A.Seller desires to sell to Purchaser, and Purchaser desires to purchase, the following described property (collectively, the “Property”):
(1)    The fee simple interest in the land located in the City of Franklin, Williamson County, Tennessee and described on Exhibit A attached hereto (the “Land”);
(2)    All of Seller’s interest in and to water or mineral rights, air or subsurface rights, appurtenant easements, access rights in and to adjacent roadways, rights-of-way, curb cuts and rights of ingress and egress to the Land, and all rights and privileges used or connected with the beneficial use or enjoyment of the Land and/or the improvements on the Land, which together with the Land are, collectively, the “Property Rights”;
(3)    All improvements in, upon and under the Land, including (a) the existing mixed use building, consisting of approximately 175,262 square feet with office and retail space, located at 1550 West McEwen Drive, Franklin, Tennessee, known as “The McEwen Building” (the “Building”), (b) the surface parking lot adjacent to the Building and located on the Land, and (c) all fixtures therein except for any such improvements or fixtures which are owned by any tenant under the “Leases” (as defined below) in accordance with the provisions thereof (such improvements and fixtures owned by Seller are hereinafter collectively referred to as the “Improvements”; the Land and the Improvements are hereinafter collectively referred to as the “Real Property”); provided, however, that Seller does not own the monument sign located adjacent to West McEwen Drive on the Property (the “McEwen Drive Sign”), which therefore is excluded from the Improvements and the Property; and provided further that Seller does own the monument sign located immediately north of the Building (the “Building Sign”) and the Building Sign is included in the Improvements and the Property.
(4)    Seller’s interest under the leases and telecommunications license agreements described in Exhibit J attached hereto, all amendments or modifications thereto and guaranties thereof affecting the Real Property, and all leases hereinafter entered into by Seller to the extent permitted by the provisions of this Agreement (collectively, the “Leases”);
(5)    That personal property owned by Seller and used in the normal operation and management of the Real Property (collectively, the “Personal Property”), but excluding any personal property owned by Seller’s property manager, but expressly including, without limitation, the personal property described in Exhibit K attached hereto;
(6)    All right, title and interest of Seller in and to those agreements described in Exhibit L attached hereto for the repair or maintenance of, or provision of services to, the Real Property and/or the Personal Property, to the extent that they are assignable and excluding any claims under any insurance policy (collectively, the “Service Contracts”);
(7)    All right, title and interest of Seller in and to all governmental permits, development rights or agreements, licenses, certificates and authorizations, including, without limitation, certificates of occupancy, relating to the construction, use or operation of the Real Property or the Personal Property, including, without limitation, rights relating to the placement of signage on the exterior of the Building (collectively, the “Permits”), to the extent the same are assignable;
(8)    All right, title and interest of Seller (if any) in and to all unexpired warranties, guarantees and bonds, including, without limitation, the contractors’ and manufacturers’ warranties or guarantees described in Exhibit M attached hereto, relating to the Real Property or the Personal Property, to the extent the same are assignable (collectively, the “Warranties”);
(9)    All site plans, surveys, soil and substratus studies, environmental reports and studies, architectural drawings, plans and specifications, engineering, electrical and mechanical reports, plans and studies, floor plans and landscape plans that relate to the Real Property or the Personal Property that are in Seller’s possession and obtained from and after the date of Seller’s acquisition of the Property (collectively, the “Plans”), to the extent the same are assignable, but excluding any photographs, depictions, drawings and other such materials concerning the Real Property or Personal Property reasonably required by Seller for use in Seller’s future annual reports and/or marketing brochures to evidence Seller’s prior ownership of the Real Property and the Personal Property (collectively, the “Retained Items”);
(10)    All trade names and trademarks used in connection with the Real Property, including the right to use the name “The McEwen Building,” but specifically excluding any names relating to the name of Seller, including, without limitation, the names “Amstar” and “Southern Land Company,” all to the extent such intangible property, appurtenances and trade names are assignable, but reserving unto Seller the right to use the Retained Items (collectively, the “Trade Name Rights”) and any websites and webnames pertaining to the Real Property (but specifically excluding those websites pertaining to the McEwen development generally, to Seller or any affiliates of Seller, including Amstar Group and Southern Land Company, although Purchaser will have the right to include a link to the general McEwen website on Purchaser’s website for the Building); and
(11)    The rents and/or other consideration arising from the Leases, including specifically, but without limitation, any and all prepaid deposits, rents and/or other consideration, and all security deposits, letters of credit or other deposits applicable to the Property.

B.    Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property on the terms and conditions hereinafter set forth.
Agreement
In consideration of the mutual promises and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.PURCHASE AND SALE. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, assign and convey to Purchaser, and Purchaser agrees to purchase from Seller, the Property.
2.    PURCHASE PRICE. The purchase price for the Property (the “Purchase Price”) will be Forty Million and no/100 dollars ($40,000,000.00), subject to the adjustments and prorations provided for under this Agreement, payable as follows:
2.1    Deposit. Within three (3) business days after the Effective Date of this Agreement, Purchaser will open an escrow (the “Escrow”) with Lawyer’s Title Company (the “Title Company”) having its office at the location specified in Section 15.7 below, by concurrently delivering to Title Company a fully executed original of this Agreement and depositing into Escrow the sum of One Million and no/100 dollars $1,000,000.00 (the “Initial Deposit”) in good funds either by certified bank or cashier’s check or by federal wire transfer. If Purchaser delivers the “Property Approval Notice” (as defined in Section 3.4), then within three (3) business days after Purchaser’s delivery of the Property Approval Notice, Purchaser will deposit an additional One Million Five Hundred Thousand and no/100 dollars ($1,500,000.00) (the “Additional Deposit”) with the Title Company. If Purchaser does not terminate this Agreement pursuant to Section 3.4, but fails to deliver the Additional Deposit on or before the date that is one (1)) business day after Purchaser’s delivery of the Property Approval Notice and such failure continues for one (1) business day after Seller delivers notice of such failure to Purchaser, then Seller will have the right to terminate this Agreement, in which event the Initial Deposit shall be returned to Purchaser and neither party shall have any rights or obligations under this Agreement (except for those provisions which expressly survive the termination of this Agreement). The Initial Deposit and, if made, the Additional Deposit together with all interest earned thereon, will be referred to herein as the “Deposit.” The Title Company shall hold the Deposit in an interest-bearing account reasonably acceptable to Seller and Purchaser, in accordance with the terms, and conditions of this Agreement with interest accruing thereon to be credited to the Purchase Price upon the “Closing” (as defined in Section 9.1 below). All interest accrued on the Deposit shall be deemed income of Purchaser; and Purchaser shall be responsible for the payment of all costs and fees imposed on the Deposit account. Notwithstanding anything stated to the contrary in this Agreement, Seller shall be entitled to receive the Deposit only if the Closing occurs or Purchaser fails to purchase the Property when it is obligated to do so under this Agreement, but the foregoing will not limit Seller’s express rights and remedies under this Agreement.
2.2    Independent Contract Consideration. Additionally, at the same time as the deposit of the Initial Deposit with the Title Company, Purchaser shall deliver to Seller in cash the sum of One Hundred and No/100 Dollars ($100.00) (the “Independent Contract Consideration”) which amount has been bargained for and agreed to as consideration for Purchaser’s exclusive option to purchase the Property and the right to inspect the Property as provided herein, and for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events.
2.3    Cash at Closing. On or before the “Closing Date” (as defined in Section 9.1), Purchaser will deliver to the Title Company, by wire transfer of immediately available funds, the balance of the Purchase Price, subject to the adjustments and prorations provided for herein, and the Purchase Price will be paid to Seller on the Closing Date, time being of the essence.
3.    DELIVERIES; TITLE; FEASIBILITY.
3.1    Seller’s Deliveries. As of the Effective Date, Purchaser acknowledges that Seller has provided access to certain documents and materials on a Cushman & Wakefield/Cornerstone Commercial Real Estate Services website relating to the Property, and will make those items not easily deliverable available for inspection by Purchaser at the Property or at the offices of the property manager for the Property, which are located at the Fifth Third Center in Nashville, Tennessee. Said items include, without limitation, those items listed on Exhibit B-1 attached hereto. Seller will also cooperate to make available to Purchaser (at no cost or expense to Seller) the items described on Exhibit B-2 required for Purchaser to perform its so-called “3-14 audit.” The items on Exhibit B-1 and Exhibit B-2 are collectively referred to in this Agreement as “Seller’s Deliveries”. Except as otherwise expressly provided in this Agreement, Seller makes no representation or warranty, express or implied, regarding the accuracy or completeness of Seller’s Deliveries, the qualifications of the persons preparing the same, or Purchaser’s right to rely upon the information contained in the Seller’s Deliveries. Notwithstanding the foregoing, if Purchaser requests additional documents and such documents are in Seller’s possession, Seller will deliver the requested documents to Purchaser; provided, however, that Seller will not have to provide any documents that are subject to attorney-client privilege or the attorney work product doctrine.
3.2    Title and Survey.
(a)    Title Insurance Report. Purchaser has been provided an up-to-date title commitment for the Real Property, including copies of all recorded exceptions to title referred to therein (collectively, the “Title Commitment”). Purchaser may review the Title Commitment as part of its investigations hereunder and will have the right to negotiate with the Title Company in order to cause the Title Company to update the Title Commitment and/or modify the Title Commitment to reflect Purchaser as the proposed insured and only those exceptions to title that are acceptable to Purchaser. If Purchaser does not terminate this Agreement pursuant to Section 3.4, then the exceptions to title disclosed in the Title Commitment as of the expiration of the Inspection Period (that is, including any endorsements or supplements to the Title Commitment that the Title Company has agreed to issue prior to such expiration), including any survey matters will be the “Permitted Exceptions” hereunder, excluding (i) any delinquent taxes or assessments; (ii) any monetary liens or any other encumbrances created by, through or under Seller; and (iii) standard printed exceptions relating to parties in possession and mechanics’ liens arising by, though or under Seller (collectively, the “Required Cure Items”). At or prior to Closing, Seller will provide a standard owner’s affidavit (in form and substance reasonably acceptable to Seller and in form sufficient to enable the Title Company to issue the Title Policy) to the Title Company, and Seller will cause any delinquent taxes or assessments and any monetary liens or encumbrances created by, through or under Seller to be paid off or otherwise removed of record (provided that Seller may bond over or obtain an endorsement for any disputed liens or encumbrances in amounts up to an aggregate of $25,000.00 other than consensual financing encumbrances). Except as specifically provided in this Section 3.2(a), Seller will have no obligation to cure or remove any exceptions shown on the Title Commitment.
(b)    Survey. Purchaser has been provided a copy of Seller’s existing as-built survey of the Real Property (the “Survey”). Purchaser will have the right to obtain, at its sole cost, an updated version of the Survey. If Purchaser desires to delete the standard survey-related exceptions from the Title Commitment, then the cost to delete such survey exceptions shall be paid by Purchaser and Purchaser shall be obligated to furnish to Title Company a survey that is satisfactory to Title Company for that purpose. Except as specifically provided in this Section 3.2(b), Seller will have no obligation to cure or remove any title matters shown on the Survey or any update thereof.
3.3    Inspection Period. Purchaser will have until 5:00 p.m., Franklin, Tennessee time, on the date that is twenty-one (21) days after the Effective Date of this Agreement (the “Inspection Period”) and continuing through the Closing Date, to enter and investigate the Property and all matters relevant to its acquisition, ownership and operation. Such right of investigation will include, without limitation, the right to have made, at Purchaser’s expense, any studies or inspections of the Property that Purchaser may deem necessary or appropriate. Seller agrees to cooperate reasonably with any such investigations, inspections or studies made by or at Purchaser’s direction so long as such cooperation is at no expense or liability to Seller. Seller agrees to provide Purchaser and Purchaser’s employees, agents, representatives and contractors with reasonable access to the Property between 9:00 a.m. and 5:00 p.m., Central time, on weekdays while this Agreement is in effect, subject to the rights of the tenants or licensees under the Leases and provided that: (i) Purchaser will notify Seller not less than one business day in advance of entering the Property; (ii) Purchaser will keep the Property free and clear of any mechanics’ or materialmen’s liens arising out of any such entry, promptly restore any damage caused by Purchaser or its employees, agents, representatives or contractors, perform all investigations in a safe and professional manner, not allow any dangerous or hazardous conditions and comply with all applicable laws and governmental regulations; (iii) Seller or any of its representatives or agents may accompany Purchaser and any of its employees, agents, representatives or contractors during their visits to the Property, including, without limitation, in connection with any meetings with tenants under the Leases; provided, however, that any such meetings with tenants under the Leases during the Inspection Period may only be conducted after providing Seller with one (1) business day’s prior written notice; (iv) Purchaser will not perform any invasive testing of the Property without Seller’s prior written consent, which Seller may withhold in its sole and absolute discretion; and (v) prior to entry upon the Property by Purchaser or its employees, agents, representatives or contractors, Purchaser will deliver to Seller evidence of Purchaser’s liability insurance coverage by

Purchaser’s insurer, naming Seller and its property manager each as an additional insured, and with combined single limits of not less than $2,000,000.00 per occurrence.
3.4    Property Approval Notice; Termination. If, prior to the expiration of the Inspection Period, Purchaser determines in its sole discretion that Purchaser is satisfied with its investigation of its potential acquisition, ownership and operation of the Property, then Purchaser may deliver to Seller and the Title Company written notice of its acceptance of the condition of the Property and Purchaser’s desire to proceed with its acquisition, ownership and operation thereof (the “Property Approval Notice”). Upon delivery of the Property Approval Notice to Seller, the Initial Deposit shall become nonrefundable to Purchaser, subject to all of the terms and conditions of this Agreement, and Purchaser shall become obligated to close the transaction contemplated by this Agreement on or before the Closing Date subject to the terms and conditions of this Agreement. If Purchaser delivers the Property Approval Notice, Purchaser will also deliver the Additional Deposit to the Title Company in accordance with Section 2.1, which will be nonrefundable to Purchaser upon deposit, subject to the terms of this Agreement. If, prior to the expiration of the Inspection Period, Purchaser does not deliver its Property Approval Notice or otherwise expressly terminates this Agreement, then (i) this Agreement will terminate and both parties will be relieved of any further obligations hereunder, except for those obligations which expressly survive any termination hereof; (ii) the Initial Deposit will be returned to Purchaser; and (iii) provided Seller is not in default under this Agreement, Purchaser will, as consideration for the investigation privileges afforded to Purchaser by Seller hereunder, promptly after Seller’s written request, deliver to Seller, without any representation and warranty as to the accuracy of the information set forth therein and subject to any confidentiality provisions contained therein, copies of any or all of the studies, inspection reports and similar matters made for Purchaser by third parties engaged by Purchaser to do so during the Inspection Period concerning the Property (“Purchaser’s Reports”) so requested by Seller.
3.5    Indemnity. Prior to the Closing, Purchaser will keep the Property free and clear of any mechanic’s or materialmen’s liens arising out of any entry by Purchaser or its agents, employees or contractors onto the Property, promptly repairing any damage to the Property caused by Purchaser or its agents, employees or contractors, performing all investigations in a safe and professional manner, not allowing any dangerous or hazardous conditions arising from such investigations to exist, and complying with all applicable laws and governmental regulations in connection with such investigations. PURCHASER AGREES TO INDEMNIFY AND HOLD SELLER HARMLESS FROM ANY COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES), MECHANICS’ LIENS OR CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE ASSERTED AGAINST SELLER OR THE PROPERTY ARISING OUT OF OR RESULTING FROM PURCHASER’S OR ITS EMPLOYEES’, AGENTS’, REPRESENTATIVES’ OR CONTRACTORS’ INVESTIGATIONS OF THE PROPERTY PRIOR TO CLOSING (EXCEPTING ANY LOSS ARISING FROM (A) SELLER’S OWN NEGLIGENCE OR WILLFUL MISCONDUCT, OR (B) PURCHASER’S DISCOVERY OF ANY PRE EXISTING CONDITION ON THE PROPERTY), AND TO REPAIR ANY DAMAGE RESULTING TO THE PROPERTY DUE TO SUCH INVESTIGATIONS OR, IF REQUESTED BY SELLER, REIMBURSE THE SELLER FOR ALL EXPENSES INCURRED BY THE SELLER IN REPAIRING SUCH DAMAGE. NOTWITHSTANDING ANY OTHER TERMS AND PROVISIONS OF THIS AGREEMENT TO THE CONTRARY, THIS INDEMNIFICATION, REPAIR AND

REIMBURSEMENT OBLIGATION OF PURCHASER WILL SURVIVE ANY TERMINATION OF THIS AGREEMENT.
4.    TITLE.
4.1    Issuance of Title Policy. At Closing, Purchaser shall be entitled to have the Title Company issue, or unconditionally commit to issue, to Purchaser its standard coverage owner’s policy of title insurance insuring in the amount of the Purchase Price that title to the Real Property is vested in Purchaser, subject only to the Permitted Exceptions and the Leases (the “Title Policy”). Seller will reasonably cooperate with Purchaser to obtain the Title Policy; provided Purchaser will be solely responsible for satisfying any requirements that the Title Company may impose specifically with respect to Purchaser, such as, for example, requirements with respect to Purchaser’s organizational status or authority to complete the transaction. Purchaser’s ability to satisfy any such requirements will in no event be deemed a condition precedent to Purchaser’s obligations hereunder.
4.2    Subsequent Title Defects. If, subsequent to the expiration of the Inspection Period and prior to Closing, Purchaser notifies Seller of the existence of any encumbrance, encroachment, defect or other matter that has more than a de minimis effect on title to the Real Property, other than the Permitted Exceptions and any Required Cure Items (a “Subsequent Defect”), Seller will use such efforts and will expend such amount as it may, in its sole judgment, deem appropriate to remove or cure such Subsequent Defect prior to Closing. Seller will have no obligation, however, to cure any Subsequent Defect. If Seller does not or is unable to so remove or cure all Subsequent Defects prior to Closing, Purchaser may (a) waive all such uncured Subsequent Defects and accept such title as Seller is able to convey as of Closing without a reduction in the Purchase Price (in which case, such Subsequent Defects will be Permitted Exceptions); or (b) terminate this Agreement, whereupon the Title Company will return the Deposit to Purchaser and all parties will be relieved of any further obligations hereunder, except for those obligations which expressly survive any termination hereof.
5.    SELLER’S REPRESENTATIONS AND WARRANTIES. Seller represents, warrants and covenants to Purchaser as follows:
5.1    No Possessory Rights. To Seller’s actual knowledge, and except as disclosed to Purchaser in Seller’s Deliveries pursuant to Section 3.1 hereof, except for any parties in possession pursuant to, and any rights of possession granted under, any matter of record, the Permitted Exceptions, the Service Contracts and the Leases, there are no parties in possession of any part of the Real Property, and there are no other rights of possession concerning the Property which have been granted to any third party or parties.
5.2    Leases. To Seller’s actual knowledge, and except as disclosed to Purchaser in Seller’s Deliveries pursuant to Section 3.1 hereof, each of the Leases is in effect, has not been terminated or rescinded; the rights of each tenant thereunder is as tenant only; and none of such tenants has any ownership interest or option or right of first refusal to acquire any ownership interest in the Property or any right or option to renew or extend the lease term or to lease additional space in the Building except as provided in its Lease.

5.3    No Third-Party Interests. As of the date of this Agreement, Seller has not granted to any party any option, contract or other agreement with respect to a purchase or sale of the Real Property or any portion thereof or any interest therein.
5.4    Authority. Seller is duly organized and in good standing under the laws of the state of its organization, is qualified to do business in the State of Tennessee and has the limited liability company power to enter into this Agreement and to execute and deliver this Agreement and to perform all duties and obligations imposed upon it hereunder, and Seller has obtained all necessary limited liability company authorizations required in connection with the execution, delivery and performance contemplated by this Agreement and has obtained the consent of all entities and parties necessary to bind Seller to this Agreement.
5.5    Non-Contravention. Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions or provisions of any agreement or instrument to which Seller is a party or by which Seller or any of Seller’s assets is bound.
5.6    Environmental and Accessibility Matters. To Seller’s actual knowledge, except as may be disclosed in Seller’s Deliveries pursuant to Section 3.1 hereof, Seller has not received any written notice of any violation issued pursuant to any current law, rule, regulation, order or directive pertaining to the Real Property, including, without limitation, the protection of health, safety and the environment; accessibility; and/or pollution with respect to the Real Property or any use or condition thereof.
5.7    Property Documents. To Seller’s actual knowledge, and except as disclosed to Purchaser in Seller’s Deliveries pursuant to Section 3.1 hereof, Seller has provided or made available to Purchaser all property documents in Seller’s possession or control that relate to the physical condition of the Property (as opposed to documentation relating to the larger McEwen development and/or the larger development south of West McEwen Drive).
5.8    Parking Signage. To Seller’s actual knowledge, there is no covenant or restriction prohibiting Purchaser from using commercially reasonable measures (for example, signs and/or color-code parking space striping) to identify the 687 parking spaces that are dedicated solely for the use and benefit of the Property (subject to the rights of other parties pursuant to the documents described in Section 7.3(a)), provided that such measures comply with the provisions of the signage requirements and parking easements in the Declaration of Covenants, Conditions, Restrictions and Easements for the McEwen Southside Parcel recorded with the Office of the Register of Deeds of Williamson County, Tennessee in Book 4953, Page 382, as amended.
5.9    Building Sign. The Building Sign is for the exclusive use of the owner of the Land and Building to display the names and/or logos of the Building and tenants in the Building, as the owner of the Land and Building determines in its sole discretion, provided that the appearance of the Building Sign and such panels thereon will be subject to the terms of the Master Declaration of Covenants, Conditions and Easements for McEwen recorded with the

Office of the Register of Deeds of Williamson County, Tennessee in Book 4488, Page 876, as amended (the “Master Declaration”).
5.10    Pending Litigation or Proceedings. Except as disclosed to Purchaser in Seller’s Deliveries pursuant to Section 3.1 hereof, Seller has not received written notice of any (a) pending claims, suits, actions or arbitrations, or any regulatory, legal, or other proceedings or investigations affecting the Property or Seller’s rights and obligations under this Agreement, or (b) any contemplated condemnation, eminent domain, or similar proceedings, for the Property.
5.11    Water Penetration Remediation. To Seller’s actual knowledge, the “Water Penetration Remediation Report” dated January 24, 2012 and prepared by Stone & Glazing Consulting contains all of Seller’s knowledge regarding whether the recent water penetration repairs have been completed and the manner in which such repairs have been completed.
5.12    Compliance With Anti‑Terrorism Laws. To Seller’s actual knowledge, neither Seller nor any of its constituent partners, members or shareholders, nor any beneficial owner of Seller or of any such partner, member or shareholder (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to the Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”); (b) is listed on any other list of terrorists or terrorist organizations maintained pursuant to the Order, the rules and regulations of OFAC or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (c) is engaged in activities prohibited in the Orders; or (d) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.
5.13    Waiver and Release. As a material inducement to the execution and delivery of this Agreement by Seller and the performance by Seller of its duties and obligations hereunder, Purchaser does hereby acknowledge, represent, warrant and agree, to and with the Seller, that except for the representations and warranties set forth in this Section 5 and elsewhere in this Agreement and in the documents executed in connection with the Closing: (a) Purchaser is purchasing the Property in an “AS-IS” condition as of the date of the Closing Date with respect to any facts, circumstances, conditions and defects; (b) Seller has no obligation to repair or correct any such facts, circumstances, conditions or defects or compensate Purchaser for same; (c) by the Closing Date, Purchaser shall have undertaken all such physical inspections and examinations of the Property as Purchaser deems necessary or appropriate under the circumstances, and that based upon same, Purchaser is and will be relying strictly and solely upon such inspections and examinations and the advice and counsel of its agents and officers, and Purchaser is and will be fully satisfied that the Purchase Price is fair and adequate consideration for the Property; (d) except as expressly set forth above in this Section 5 and elsewhere in this Agreement and in the documents executed in connection with the Closing, Seller is not making and has not made any warranty or representation with respect to all or any part of the Property (including, but not limited to, any matters contained in documents made available or delivered to Purchaser in connection with this Agreement, including, without limitation, the Seller’s Deliveries) as an inducement to Purchaser to enter into this Agreement and thereafter to purchase the Property or for any other purpose; and (e) by reason of all of the foregoing, Purchaser shall acquire the Property subject to the full risk of, any loss or damage occasioned by any fact, circumstance, condition or defect pertaining to the physical and financial condition of the Property, including without limitation the presence of any toxic or hazardous waste, pollutants or substances, including without limitation, petroleum products or byproducts, asbestos (irrespective of whether or not encapsulated) and substances defined or listed as hazardous substances or toxic substances or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 41 U.S.C. Section 9601, et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802, et seq., hazardous waste identified in or pursuant to the Resource Conservation and Recovery act of 1976, as amended, 15 U.S.C. Section 2601, et seq., or any hazardous or toxic substance or pollutant regulated under any other applicable federal or local environmental law in, on, under or about the Property, and Purchaser hereby expressly and unconditionally waives and releases Seller from any and all rights and claims against Seller with respect to the condition of the Property, including without limitation any rights of Purchaser under the State or Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time, or similar laws.
Purchaser acknowledges and agrees that the foregoing waiver and release includes all rights and claims of Purchaser against Seller pertaining to the condition of the Property, whether heretofore or now existing or hereafter arising, or which could, might, or may be claimed to exist, of whatever kind or nature, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, which in any way arise out of, or are connected with, or relate to, the condition of the Property.
The foregoing release shall not apply to, and Purchaser does not release Seller from, (a) Seller’s breach of its express obligations under this Agreement or any of the documents executed in connection with the Closing, including, without limitation, its covenants, agreements, and representations and warranties, or (b) Seller’s fraud. The provisions of this Section 5.13 shall survive the Closing.
5.14    Limitation. The representations and warranties of Seller as contained in this Agreement shall survive for a period of nine months from and after the Closing Date. In the event Purchaser becomes aware of any breach and/or violation of any of Seller’s representations and warranties prior to Closing, Purchaser provides Seller with notice of any such breach and/or violation, and following notice thereof, Seller fails or is unable to cure any such breach or violation to the satisfaction of Purchaser, in its sole and absolute discretion, then, subject to the last sentence of this Section 5.14, Purchaser’s sole and exclusive remedy will be to (i) terminate this Agreement by delivering written notice of such termination to Seller on or before the Closing Date, whereupon the Deposit shall be returned to Purchaser and neither party shall have any obligation hereunder, except those that expressly survive the termination of this Agreement, or (ii) waive any such breach or violation and proceed to Closing. If Purchaser has actual knowledge of any breach and/or violation of any of Seller’s representations and warranties prior to Closing and Purchaser fails to give Seller notice thereof and/or proceeds to Closing with such knowledge, following the Closing, Purchaser shall be deemed to have waived any such breach and/or violation. If Purchaser commences any action(s) to enforce any alleged breach and/or violation of any of the representations and/or warranties of Seller as set forth in this Agreement of which Purchaser becomes aware after Closing, then Purchaser’s sole remedy shall be to seek recovery of its actual damages (but not special, consequential, speculative, punitive or other damages, all of which are waived by Purchaser), provided, in no event may the amount of such damages, in the aggregate (with respect to any and all such breaches and/or violations for all of the Property) exceed $1,000,000.00 (the “Cap”), provided further, however, the Cap shall not apply to prorations pursuant to this Agreement or Seller’s indemnity obligations under Section 15.1 of this Agreement. Notwithstanding the foregoing, Seller shall not have any liability for cure of Seller’s breach and/or violation of Seller’s representations and warranties hereunder, whether before or after Closing, unless and until the aggregate amount of claims by Purchaser as a result of all breaches and violations of Seller exceeds $25,000.00 (the “Basket”), in which case Seller’s liability shall be limited to amounts in excess of the Basket.
5.15    Representations Re-made as of Closing. Each of the representations and warranties contained in this Section 5 shall be deemed to have been remade by Seller as of the Closing Date.
6.    PURCHASER’S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller as follows:
6.1    Authority. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the full right and authority to enter into this Agreement and consummate the transaction contemplated by this Agreement. All requisite limited liability company action has been taken by Purchaser in connection with the entering into of this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated hereby. Each of the persons and entities signing this Agreement on behalf of Purchaser is authorized to do so.
6.2    Consents; Binding Obligations. No third party approval or consent is required to enter into this Agreement or to consummate the transaction contemplated hereby. This Agreement and all documents required hereby to be executed by Purchaser are and shall be valid, legally binding obligations of and enforceable against Purchaser in accordance with their terms.
6.3    Compliance With Anti‑Terrorism Laws. To Purchaser’s actual knowledge, neither Purchaser nor any of its constituent partners, members or shareholders, nor any beneficial owner of Purchaser or of any such partner, member or shareholder (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order; (b) is listed on any other list of terrorists or terrorist organizations maintained pursuant to the Orders; (c) is engaged in activities prohibited in the Orders; or (d) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.
6.4    Non-Contravention. Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions or provisions of any agreement or instrument to which Purchaser is a party or by which Purchaser or any of Purchaser’s assets is bound.
6.5    Representations Re-made as of Closing. Each of the representations and warranties contained in this Section 6 shall be deemed to have been remade by Purchaser as of the Closing Date and shall survive Closing.
7.    COVENANTS. Seller and Purchaser agree to the following covenants:
7.1    Leasing Activities Until Closing. Purchaser and Seller agree to the following with regard to entering into new leases or any renewal, amendment or modification of an existing Lease:
(a)    Subsequent to the Effective Date and prior to Closing, Seller will not enter into any new lease for premises in the Building or any renewal, amendment or modification of an existing Lease (a “New Lease”) (unless such New Lease is required by law or the terms of a pre-existing Lease, contract or other agreement for which Purchaser was provided a copy prior to the expiration of the Inspection Period) without giving Purchaser notice of such proposed New Lease along with a copy of such New Lease (collectively, the “New Lease Notice”) and obtaining written consent from Purchaser, which consent Purchaser may withhold in its reasonable discretion prior to the expiration of the Inspection Period and in its sole discretion subsequent to the expiration of the Inspection Period, provided, however, if Purchaser does not notify Seller that such proposed New Lease is unacceptable within three business days after Seller’s delivery of the New Lease Notice, then Purchaser is deemed to have consented to such New Lease. If Purchaser has consented to or been deemed to have consented to any New Lease, or if such New Lease is required for the reasons described above, Purchaser will be liable for any leasing commissions, tenant finish costs, tenant improvement allowances and all other contractual obligations arising from such New Lease (“New Lease Costs”) regardless of whether they are paid prior to Closing (for which Seller will be reimbursed at Closing) or after Closing, but only to the extent such New Lease Costs were disclosed in the New Lease delivered to Purchaser for approval.
(b)    Purchaser and Seller acknowledge that a current tenant in the Building is Carlisle Companies Incorporated, a Delaware corporation (“Carlisle”), pursuant to that certain Lease Agreement between Carlisle and Seller dated May 6, 2011 (the “Carlisle Lease”), and that Carlisle has subleased all of the premises under the Carlisle Lease to Fresenius Management Services, Inc., a Delaware corporation (“Fresenius”), according to that certain Sublease Agreement between Carlisle and Fresenius dated January 5, 2011 (the “Fresenius Sublease”). Under the Carlisle Lease, Seller made available to Carlisle a tenant improvement allowance, which has been partially utilized. Seller has agreed to permit Carlisle to make the remainder of Carlisle’s tenant improvement allowance (the “Remaining Carlisle Allowance”) available to Fresenius As of the Effective Date of this Agreement, the Remaining Carlisle Allowance equals One Hundred Seventeen Thousand Eight Hundred Fifty-Seven and 01/100 Dollars ($117,857.01). Under the terms of the Fresenius Sublease and Landlord’s consent thereto, Fresenius has until September 30, 2012 to use all of the Remaining Carlisle Allowance for tenant improvements in the space subject to the Carlisle Lease. Purchaser and Seller acknowledge that, as of Closing, some or all of the Remaining Carlisle Allowance may remain unused and payable to Fresenius in accordance with the Carlisle Lease, the Fresenius Sublease and Seller’s consent to the Fresenius Sublease. Purchaser and Seller agree that any such outstanding portion of the Remaining Carlisle Allowance as of Closing shall be deposited into escrow at Closing and administered by the Title Company in accordance with the escrow agreement attached hereto as Exhibit P (the “Fresenius Escrow Agreement”), with the intent that any amount of the “Escrowed Funds” (as defined in the Fresenius Escrow Agreement) that remains unused as of September 30, 2012 will be returned to Seller.
(c)    Purchaser and Seller acknowledge that a current tenant in the Building is Hot Yoga Cool Springs, LLC, a Tennessee limited liability company (“Hot Yoga”), pursuant to that certain Lease Agreement between Hot Yoga and Seller dated November 9, 2011 (the “Hot Yoga Lease”). Under the Hot Yoga Lease, Seller made available to Hot Yoga a tenant improvement allowance, which has been partially utilized. Hot Yoga may not utilize all of its tenant improvement allowance by Closing. In connection with the Lease, Seller is also responsible for paying certain leasing commissions of Tenant’s broker, which commissions may not have been fully paid as of Closing. Purchaser and Seller agree that Seller will provide Purchaser with a credit at closing for any remaining lease commissions due for the Hot Yoga Lease and any unutilized portion of the Hot Yoga tenant improvement allowance as of Closing (the “Remaining Hot Yoga Costs”).
7.2    Generally. Until the earlier of Closing or the termination of this Agreement, Seller undertakes and agrees as follows:
(a)    Seller shall not do anything which would impair or modify the status of title as shown on the Title Commitment or the Survey.
(b)    To operate and manage the Property pursuant to customary industry practices for the same type of property, maintaining services consistent with those provided as of the Effective Date, reasonable wear and tear excepted and damage by fire or other casualty excepted, and in accordance with all applicable laws, ordinances, rules and regulations affecting the Property.
(c)    To perform when due all of its obligations under the Leases, the Service Contracts and the Permitted Exceptions.
(d)    To not remove any of the Personal Property from the Real Property unless replaced by personal property of equal or greater utility or value.
(e)    To endeavor to obtain, at no cost to Seller, consents to assignments of any Warranties, to the extent the same are assignable, but Seller’s ability to obtain such consents will in no event be deemed a condition to Closing.
(f)    To maintain all of Seller’s insurance policies that are in effect as of the Effective Date of this Agreement through Closing.
(g)    To prepare, or cause to be prepared, and deliver to Purchaser for review and approval, five (5) business days prior to the expiration of the Inspection Period, the estoppel certificates Seller intends to deliver to the tenants (the “Prepared Estoppels”), which shall be based on the form of estoppel certificate attached hereto as Exhibit D. Purchaser will have the right to provide comments to the Prepared Estoppels consistent with the terms and conditions of the applicable Leases on or before the date Purchaser delivers the Property Approval Notice. Purchaser’s failure to provide such comments simultaneously with or before delivering the Property Approval Notice will be deemed Purchaser’s approval of the Prepared Estoppels. The Prepared Estoppels prepared by Seller and approved (or deemed approved) by Purchaser as provided above are hereinafter referred to, collectively, as “Approved Estoppels”. Seller shall remit, or cause to be remitted, the Approved Estoppels to all the tenants of the Property for signature within two business days following Purchaser’s delivery to Seller of the Property Approval Notice or Purchaser’s comments regarding the Prepared Estoppels, whichever occurs later. Notwithstanding the foregoing, if Seller so elects, Purchaser will cooperate with Seller to review and approve the estoppel for Mars Petcare US, Inc., a Delaware corporation (“Mars”), in advance in an effort to obtain Mars’s response to its estoppel prior to the expiration of the Inspection Period, provided that Purchaser will have the right to approve the form of the Prepared Estoppel for Mars before it is submitted to Mars. After delivery to Tenants, Seller shall use commercially reasonable efforts to receive and deliver executed Approved Estoppels to Purchaser prior to the “Estoppel Deadline” (as defined below).
(h)    Upon the request of Purchaser, to deliver to tenants of the Property the form of subordination, non-disturbance and attornment agreement required by Purchaser’s lender (“SNDAs”) and shall request that such tenants execute and return the SNDAs prior to Closing; provided, however, that it shall not be a condition to Closing that Seller deliver to Purchaser the executed SNDAs and Seller’s failure to deliver the executed SNDAs to Purchaser shall not constitute a default by Seller under this Agreement.
(i)    To obtain for the benefit of Purchaser the right to use the top two (2) sign panels on the McEwen Drive Sign.
(j)    Following the expiration of the Inspection Period, not to enter into any new service contract (except for any service contract which has a term of 30 days or less, is cancelable upon Closing at no cost to Purchaser, or is entered into in the event of an emergency), without the prior consent of Purchaser, which consent shall be in Purchaser’s sole discretion; and not to modify or terminate in any material respect any of the Service Contracts.
(k)    Notwithstanding the foregoing, on or before Closing, Seller will terminate (i) the property management agreement for the Property and (ii) all existing Service Contracts which Purchaser does not wish to assume in connection with Closing, provided that (A) such Service Contracts are terminable at no cost to Seller upon notice of 30 days or less and (B) Purchaser gives Seller written notice requesting termination of such Service Contracts prior to or simultaneously with delivering the Property Approval Notice to Seller.
(l)    Not to transfer or encumber any of Seller’s interest in the Property.
(m)    To deliver as soon as reasonably feasible to Purchaser any notices it may hereafter receive from time to time that, if not delivered to Purchaser, would cause the representations and warranties set forth in Section 5 herein to be untrue if made after Seller’s receipt of any such notices.

7.3    Parking Provisions. The following will apply both prior to Closing and, if Closing occurs, after Closing and will expressly survive the Closing contemplated by this Agreement (but not survive any earlier termination hereof):
(a)    Seller Provisions.
(i)    Upon thirty (30) days written notice from Purchaser, Seller shall cause Southern Land Company, LLC (“Southern Land Company”) to actively undertake the parking mitigation measures set forth in, and to otherwise comply with the terms of, that certain letter agreement between Seller and Southern Land Company dated June 28, 2011 concerning alternate parking arrangements on the Property. Seller will cause its affiliates to make available to Southern Land Company any land that may be required to satisfy such alternate parking arrangements.
(ii)    Seller shall cause the parking spaces in the area depicted on Exhibit C, attached hereto and made a part hereof (the “Office Parking Area”), to be available for use by the owner of the Land and Building, subject to the following:

(A)
Seller covenants that the parking spaces located in the portions of the Office Parking Area north of “Retail Building E” and immediately east of the “Whole Foods Grocery”, as depicted on Exhibit C hereto (such area being the “Parking Panhandle”), that are subject to construction activity as of the Effective Date will be substantially complete on or before August 31, 2012, and that all parts of the Office Parking Area will be fully complete and available for use by Purchaser within thirty (30) days thereafter.

(B)
Purchaser hereby acknowledges certain third party tenants or occupants of the McEwen development and their employees, contractors, agents and customers have limited rights to use portions of the Office Parking Area, which rights are generally described as follows and more particularly described in the documents described in the Title Commitment:

(1)	Employees of the Bricktops restaurant may use parking spaces located in the Parking Panhandle, as follows:

(a)	Up to five (5) parking spaces between the hours of 6:00 a.m. and 10:30 a.m., and 2:30 p.m. and 5:00 p.m., Monday through Friday;

(b)	Up to thirty (30) parking spaces between the hours of 10:30 a.m. and 2:30 p.m., and from 5:00 p.m. to close, Monday through Friday; and

(c)	Up to thirty (30) parking spaces anywhere in the Office Parking Area on weekends and holidays.

(2)
Employees of the Whole Foods grocery store may use approximately fifty-two (52) parking spaces in a designated area for parking on weekdays from 6:00 p.m. to 6:00 a.m. and on weekends at all times, which designated area is currently located in the most northeasterly corner of the Office Parking Area;

(3)
After 5:00 p.m. on weekdays, any time on weekends, and any time on holidays, third parties may park anywhere on the Office Parking Area; provided, however, that the owner of the Land and Building may designate fifty (50) spaces in the Office Parking Area solely for use of Building occupants at all times.

(b)    Purchaser’s Provisions. Purchaser acknowledges that Seller’s affiliates may require, beginning after August 31, 2012 and through and until November 30, 2012, temporary use of parking spaces within the Parking Panhandle for activity, such as the placement of waste dumpsters, related to the construction of retail buildings and associated improvements on adjacent property owned by such affiliates of Seller, so long as Purchaser has available parking spaces in the Parking Panhandle, as determined by Purchaser in its reasonable discretion. Prior to the expiration of the Inspection Period, Purchaser and Seller (on behalf of the applicable affiliate(s)) will cooperate to negotiate a temporary easement (the “Temporary Construction Easement”) detailing the scope and duration of Seller’s affiliates’ proposed use of such parking spaces.
8.    CONDITIONS PRECEDENT.
8.1    Conditions Precedent to Seller’s Performance. Seller’s obligation to sell the Property is subject to the satisfaction or written waiver of all conditions set forth below (which are for Seller’s benefit) within the time periods specified, or if no time period is specified, by the Closing Date.
(a)    Generally. Purchaser’s representations and warranties contained in this Agreement shall be true and correct in all material respects as of Closing and Purchaser shall have performed all material covenants, agreements and obligations required to be performed by it under this Agreement.

(b)    Purchaser’s Property Approval. Purchaser shall have delivered the Property Approval Notice to Seller.
(c)    Purchaser’s Closing Documents. Purchaser shall have delivered all of its Closing Documents due at or before Closing under Section 9.3 below.
(d)    Purchase Price. Purchaser shall have deposited with the Title Company all monies required to be so deposited by this Agreement, including, without limitation, the Purchase Price.
8.2    Conditions Precedent to Purchaser’s Performance. Purchaser’s obligation to purchase the Property is subject to the satisfaction or written waiver of all conditions set forth below (which are for Purchaser’s benefit) within the time periods specified, or if no time period is specified, by the Closing Date.
(a)    Generally. Seller’s representations and warranties contained in this Agreement shall be true and correct in all material respects as of Closing and Seller shall have performed all material covenants, agreements and obligations required to be performed by it under this Agreement.
(b)    Seller’s Closing Documents. Seller shall have delivered all of its Closing Documents due at or before Closing under Section 9.3 below.
(c)    McEwen Drive Sign Panels. At or before Closing, Seller shall cause the owner of the McEwen Drive Sign to designate the owner of the Property (as defined in this Agreement) as the party that controls the top two (2) sign panels on the McEwen Drive Sign, and that may designate the names or logos to be displayed on said panels, provided that the appearance of such panels will be subject to the terms of the Master Declaration.
(d)    Estoppels. Purchaser shall have received, no less than two business days prior to the Closing Date (the “Estoppel Deadline”), a “Conforming Estoppel”(as defined below) from each of the tenants in the Building. A “Conforming Estoppel” means either (i) an Approved Estoppel signed by the applicable tenant and in the form submitted to such tenant, with no changes other than de minimis changes reasonably approved by Purchaser and not disclosing the existence of any default under the applicable Lease referenced therein (it being acknowledged, without limiting what else might be a de minimis change, that a change to add that a tenant may be owed money from the landlord in connection with a future reconciliation of operating expenses and taxes will be a de minimis change); or (ii) an estoppel certificate or other documentation that is otherwise acceptable to Purchaser in its sole discretion, provided that if Seller delivers a signed document consistent with the foregoing to Purchaser for review and Purchaser does not notify Seller that such documentation is unacceptable on or before the date that is two (2) business days after delivery thereof by Seller to Purchaser, the estoppel will be deemed to constitute a Conforming Estoppel; provided, however, that if the estoppel is delivered to Purchaser less than two (2) business days prior to the then‑scheduled Closing Date, Purchaser will have the option, by notice delivered to Seller prior to Closing, to extend the Closing Date to the date that is two (2) business days after the date of Purchaser’s receipt of such estoppel.

(e)    Title Policy. Title Company has irrevocably committed on or before Closing to issue the Title Policy subject only to the Permitted Exceptions.
9.    CLOSING. Purchaser and Seller agree that the purchase and sale of the Property will be consummated as follows:
9.1    Time of Closing.
(a)    Subject to Section 9.2 below, the closing of the purchase and sale transaction contemplated by this Agreement (the “Closing”) shall take place in the offices of the Title Company at a time mutually agreeable to Purchaser and Seller, but no later than 1:00 p.m. Pacific time, on (i) the date that is thirty (30) days after the end of the Inspection Period, or (ii) such earlier date as may be mutually agreed to by the parties (the “Closing Date”).
(b)    Without limiting Purchaser’s rights to extend the Closing Date set forth in the last sentence of Section 8.2(d), in the event Seller is unable to deliver the Conforming Lease Estoppels on or before the Estoppel Deadline, either Purchaser or Seller shall have the right to extend the Closing Date, on account of the undelivered Conforming Estoppels, for up to two (2) consecutive five (5) day periods by delivering notice to the other party and the Title Company no later than one (1) business day prior to the then-scheduled Closing Date.
9.2    Escrow and Mechanics of Closing.
(a)    The Closing of the sale of the Property shall take place through the Escrow to be established with the Title Company. The Escrow shall be deemed open upon delivery of a fully executed copy of this Agreement and the Initial Deposit to the Title Company. Upon any termination of this Agreement or cancellation of the Escrow, the Title Company shall be instructed by Seller and Purchaser to forthwith deliver to the appropriate party such item or items and all monies and documents previously delivered to the Title Company hereunder. Except as otherwise provided herein, the termination of Escrow and this Agreement and/or the return of deposited funds or documents shall not constitute a waiver, release or discharge of any breach or default that has occurred in the performance of either party’s obligations, agreements, covenants, representations or warranties contained herein.
(b)    All of the items (excluding the remainder of the Purchase Price, which shall be deposited into Escrow on the Closing Date) required to be delivered by Seller and/or Purchaser, respectively, as set forth in Section 9.3, shall be delivered to the Title Company no later than one business day prior to the Closing Date to be held subject to the Escrow, and disbursed or delivered by the Title Company at Closing, in accordance with escrow instructions from the delivering party.
9.3    Closing Documents. No later than the day immediately prior to the Closing Date, Seller and/or Purchaser, as appropriate, will deliver or cause to be delivered to each other by way of Escrow, as appropriate, the following items (all documents will be duly executed and acknowledged where required):

(a)    Special Warranty Deed. Seller will execute and deliver a Special Warranty Deed, in the form attached hereto as Exhibit E, conveying to Purchaser all of Seller’s right, title and interest in and to the Land and the Real Property related thereto (the “Deed”).
(b)    Bill of Sale. Seller will execute and deliver a bill of sale, in the form attached hereto as Exhibit F, conveying all of Seller’s right, title and interest in and to the Personal Property.
(c)    Assignment and Assumption of Leases. Seller and Purchaser will execute and deliver an assignment and assumption of leases, in the form attached hereto as Exhibit G, pursuant to which Seller will assign all of its right, title and interest in and to the Leases to Purchaser, and subject to the terms of Section 10.1, and Seller will retain the right to receive and collect any rents due from the tenants under the Leases prior to Closing.
(d)    General Assignment. Seller and Purchaser will execute and deliver a general assignment, in the form attached hereto as Exhibit H, pursuant to which Seller will assign to Purchaser all of Seller’s right, title and interest (if any) in and to the Service Contracts, the Permits, the Warranties, the Plans and the Trade Name Rights.
(e)    Fresenius Escrow Agreement. As described in Section 7.1(b), (i) Seller and Purchaser will execute and deliver, (ii) the Title Company will execute, deliver and administer, and (iii) Seller will deposit the Escrowed Funds with the Title Company, all in accordance with the terms of the Fresenius Escrow Agreement.
(f)    Non-foreign Affidavit. Seller will execute and deliver an affidavit of Seller that evidences that it is exempt from the withholding requirements of Section 1445 of the Internal Revenue Code (the “Code”).
(g)    Conveyance Information. Seller and Purchaser will execute and deliver such local or state tax, bulk sales, withholding and other statements, certificates, filings, affidavits, instruments and documents as are customarily required in connection with a transfer of commercial real property in Franklin, Tennessee, or as may be necessary or appropriate for purposes of recordation of the Deed or as otherwise required under law in connection with the transactions contemplated herein. Seller and Purchaser shall cooperate to make any pre-closing filings required in connection with any of the transactions contemplated by this Agreement. Seller and Purchaser also agree to execute, acknowledge, and deliver all such further documentation as is reasonably necessary and desirable to fully carry out this Agreement and to fully consummate and effect the transactions as contemplated by this Agreement.
(h)    Settlement Statements and Funds. Seller and Purchaser will execute and deliver settlement statements reflecting the Purchase Price and all adjustments and prorations to be made thereto pursuant to this Agreement including, without limitation, Section 10 below, together with any amounts, in immediately available funds, required to be paid by either party thereunder.
(i)    Tenant Letters. Seller will deliver notice to all tenants in the Building regarding Purchaser’s purchase of the Property. Such notice shall be in the form of the notice attached hereto as Exhibit I and executed by Seller and Purchaser. The provisions of this Section 9.3(i) shall survive the Closing.
(j)    Transfer of Deposits. Seller sell deliver any original letters of credit and such other instruments required under the provisions of Section 10.2 of this Agreement, and Purchaser and Seller will cooperate after Closing to transfer from Seller to Purchaser any letters of credit under any Leases.
(k)    Declaration Estoppels. Seller shall deliver (i) estoppel certificates from the declarant, association, committee, agent and/or other person or entity having governing or approval rights under any declaration of covenants, conditions and restrictions or similar instrument governing or affecting the use, operation, maintenance, management or improvement of the Real Property, including the Master Declaration (collectively, the “Declarations”), with such estoppels in those forms approved by Purchaser and Seller on or before the expiration of the Inspection Period; and (ii) a recordable assignment, in form and substance satisfactory to Purchaser, assigning any and all developer, declarant or other related rights or interests of Seller (or any affiliate of Seller) in or under the Declarations, if Seller (or such affiliate) holds such rights or interests.
(l)    Closing Certificate. Seller and Purchaser shall each deliver a certificate executed by Seller and Purchaser, respectively, in the form attached hereto as Exhibit N certifying that all representations and warranties of Seller and Purchaser set forth in this Agreement continue to be true, correct and complete.
(m)    Temporary Construction Easement. Seller and Purchaser will each execute and deliver the Temporary Construction Easement, pursuant to Section 7.3(b).
9.4    Additional Deliveries. On the Closing Date, Seller will turn over to Purchaser the originals of the Leases, the Service Contracts, all written Permits and Warranties, the Plans, originals of the Seller’s Deliveries (and where originals are not available, copies), and all keys to the Property specifically identified to reflect their respective unit locks to the extent in Seller’s physical possession or located at the Building.
10.    ADJUSTMENTS AND PRORATIONS. The following adjustments and prorations will be made at Closing (based on the periods to which they relate and are applicable, regardless of when payable) and reflected, where appropriate, on the settlement statements described in Section 9.3(h) above:
10.1    Lease Rentals. “Rents” means all rents, charges and revenue of any kind receivable from the Leases, including, without limitation, all accrued tax and operating expense pass‑throughs. All Rents actually received by Seller prior to the Closing (“Received Rents”), will be prorated at Closing, with Seller receiving all Received Rents for periods up to the Closing Date and Purchaser shall be entitled to a credit for Received Rents received by Seller and applicable to the period on and after the Closing Date. No proration shall be made for Rents delinquent as of the Closing Date (hereafter called the “Delinquent Rents”). In the event that Seller receives any Rents after Closing that are applicable to the period after Closing, Seller will promptly remit Purchaser’s share of all such amounts to Purchaser. In addition, Purchaser shall be given credit at the Closing for any Received Rents attributable to the period commencing on or after the Closing Date. Each of Purchaser and Seller agrees to deliver promptly to the other party, if and when received, any Rents which are due to the other party. In addition to the foregoing, Purchaser shall be entitled to receive a credit against the Purchase Price at Closing for the amount of any rental abatements or “free rent” periods (that is, periods after commencement of the term of the applicable Lease, but not including the period between the execution of a Lease and the commencement of the term of such Lease for the construction of leasehold improvements) attributable to periods from and after the Closing Date. This provision shall survive delivery of the Deed.
10.2    Security Deposits; Letters of Credit. Seller will pay to Purchaser at Closing any security or similar deposits owed to tenants under the terms of the Leases. With respect to any letters of credit held as additional security under a Lease, Seller shall (a) deliver to Purchaser at Closing through the Escrow such original letter of credit; (b) execute and deliver at Closing through the Escrow such other instruments as the issuer of such letter of credit shall reasonably require in order to cause the named beneficiary under such letter of credit to be changed to Purchaser; and (c) pay, or cause to be paid, all fees charged by the applicable issuer in connection with the change of the beneficiary.
10.3    New Lease Costs and Pre-Closing Leasing Costs. Seller or Purchaser, as appropriate, will be entitled to a credit at Closing for New Lease Costs pursuant to Section 7.1. Purchaser shall be credited at Closing for the amount of all unsatisfied costs and expenses which were incurred, or are to be incurred, in connection with any and all Leases executed, modified or extended by Seller prior to the Effective Date, including, without limitation, all costs and expenses for the Remaining Hot Yoga Costs (as described in Section 7.1(c)) and any other tenant-improvements (either completed or to be completed) and brokerage commissions (collectively, “Pre-Closing Leasing Costs”). Seller shall remain responsible for satisfying any Pre-Closing Leasing Costs which were not credited (but were supposed to be credited) to Purchaser at Closing.
10.4    Ad Valorem Taxes. All real estate and personal property taxes attributable to the Property (“Taxes”) for the tax year ending December 31, 2012 (the “Tax Adjustment Year”) will be prorated at Closing based on the tax bill for the immediately prior tax year. Seller has paid, or will pay on or before the Closing Date, all such Taxes attributable to any Seller’s period of ownership prior to the Tax Adjustment Year, including, without limitation, calendar year 2011. Seller will give Purchaser a credit at Closing for the pro rata share of Taxes that have accrued for the Tax Adjustment Year as of the Closing Date. If the applicable Taxes for the Property have been established for the Tax Adjustment Year, the proration of Taxes will be a final settlement. If the applicable Taxes for the Property have not been established for the Tax Adjustment Year, or if the applicable Taxes for the Property have been established for the Tax Adjustment Year and Seller chooses to initiate a protest in connection to such Taxes, the proration of Taxes will be based upon the Taxes for the preceding year, provided that Purchaser and Seller will readjust to the extent necessary (the “Tax Readjustment”) the amount of Seller’s credit for Taxes (together with the proration reflected on the Closing Reimbursement Statement, as contemplated by Section 10.5(b) below) within 10 days after receipt of the bill or notice (or the final resolution of Seller’s protest of Taxes, if any) establishing such Taxes for the Tax Adjustment Year, and the payments made pursuant to the Tax Readjustment will be a final settlement. All Taxes imposed for the period after the Closing because of a change of use of the Property after Closing and/or increase in the tax valuation of the Property will be paid by Purchaser. Purchaser agrees to indemnify and hold Seller harmless from any claim, demand, liability, lien, cost or expense asserted against Seller or any of its affiliates arising out of or resulting from Purchaser’s failure to pay Taxes for the Tax Adjustment Year after Closing. Purchaser’s indemnification obligation under this Section 10.4 will survive Closing.
10.5    Operating Expenses. Tenants under the Leases are currently paying Seller certain amounts (the “Tenant Reimbursements”) based on Seller’s estimates for Taxes, common area maintenance, operating expenses and similar expenses (collectively, “Reimbursable Expenses”). The term “Reimbursable Expenses” will expressly exclude those utility charges and operating expenses, if any, payable by a tenant directly to the relevant provider or supplier in accordance with its respective Lease. Tenant Reimbursements and Reimbursable Expenses will be prorated for the calendar year ending December 31, 2012 as of the Closing Date in accordance with the Closing Reimbursement Statement (as defined below), and if the reconciliation of Tenant Reimbursements for the calendar year ending December 31, 2011 (the “2011 Reconciliation”) has not been completed with the applicable tenants by Closing, then the proration at Closing described below will also address the 2011 Reconciliation.
(a)    On or before the date that is three business days prior to the Closing Date, Seller will deliver to Purchaser a statement (the “Preliminary Reimbursement Statement”) showing (i) the actual Reimbursable Expenses incurred by Seller during the calendar year 2012 (the “Reimbursement Adjustment Year”), provided that with respect to Taxes, Seller will include the amount credited pursuant to Section 10.4 as part of the Reimbursable Expenses; (ii) the estimated payments of Reimbursable Expenses for the Reimbursement Adjustment Year received by Seller from each tenant (only estimated payments received for the Reimbursement Adjustment Year will be included; payments for a prior period or that constitute reconciliation payments for a prior period will not be included); (iii) each tenant’s share (pursuant to its Lease) of the actual Reimbursable Expenses incurred by Seller during the Reimbursement Adjustment Year; (iv) either the amount, if any, by which each tenant’s estimated payments exceeds its share of actual Reimbursable Expenses for the Reimbursement Adjustment Year (an “Overpayment”), taking into account, however, any base year amount applicable to such tenant, or the amount, if any, by which each tenant’s share of actual Reimbursable Expenses for the Reimbursement Adjustment Year exceeds its estimated payments (an “Underpayment”), taking into account, however, any base year amount applicable to such tenant; and (v) a summary of all Overpayments and Underpayments for all tenants. If the 2011 Reconciliation has not been completed by Closing, Purchaser and Seller will also cooperate to prepare a Preliminary Reimbursement Statement for 2011 showing the same items described in clauses (i) through (v) above, to the extent applicable.
(b)    After delivery of the Preliminary Reimbursement Statement(s), Seller and Purchaser will cooperate to finalize the proration of Overpayments and Underpayments described above on or before the Closing Date, which finalized proration will be set forth on the “Closing Reimbursement Statement.” If the 2011 Reconciliation has not been completed by Closing, the Closing Reimbursement Statement will also include the final proration of Overpayments and Underpayments in connection with the 2011 Reconciliation.

(c)    If the Closing Reimbursement Statement reflects that the total of all Overpayments exceeds the total of all Underpayments, Purchaser will receive a credit from Seller at Closing for the difference. If the Closing Reimbursement Statement reflects that the total of all Underpayments exceeds the amount of all Overpayments, Purchaser shall deliver to Seller the amount of such deficiency within thirty (30) days of the reconciliation pursuant to which the tenants’ payments of such deficient amounts are received by Purchaser.
(d)    The proration of Overpayments and Underpayments pursuant to the Closing Reimbursement Statement will be considered a final settlement, except to the extent a Tax Readjustment is required under Section 10.4 for Taxes (but no other Reimbursable Expenses will be affected by the Tax Readjustment). After Closing, subject to the Tax Readjustment, if any, Purchaser will be solely (i) responsible for paying all amounts due with respect to (A) Taxes for the Reimbursement Adjustment Year and thereafter, and (B) refunds due to each of the tenants under its Lease to the extent the amount of Tenant Reimbursements paid by such tenant exceeds such tenant’s prorata share of the Reimbursable Expenses for the Reimbursement Adjustment Year and thereafter, but for the first reconciliation following Closing only to the extent Purchaser receives a credit at Closing for such Overpayment; and (ii) entitled to retain all additional payments due from each of the tenants under its Lease to the extent the amount of such tenant’s prorata share of the Reimbursable Expenses exceeds Tenant Reimbursements paid by such tenant for the Reimbursement Adjustment Year and thereafter.
10.6    Utility Deposits and Replacement Service. Seller will be entitled to a credit at Closing for the amount of any deposits Seller has made with any of the utilities services or companies servicing the Property to the extent such deposits are set forth in Exhibit O attached hereto, and any such deposits will be transferred to Purchaser as of Closing. Purchaser will arrange with all utilities services and companies servicing the Property to have new accounts started in the name of Purchaser beginning at 12:01 a.m. on the Closing Date.
10.7    Excise, Transfer, Recording and Franchise Taxes. Purchaser shall pay the applicable City of Franklin, County of Williamson and State of Tennessee transfer, excise, franchise and recording taxes applicable to the sale of the Property (i.e., $3.70 per $1,000 of consideration).
10.8    Closing Costs. Seller will pay (a) one-half of the Title Company’s closing fee applicable to the transaction; (b) the per‑page cost of recording the Special Warranty Deed; (c) the Title Company’s premium for the basic standard Title Policy, but without affirmative coverage over exceptions, except to the extent agreed in writing by Purchaser and Seller with respect to the cure of a Subsequent Defect; (d) Seller’s attorneys’ fees; and (e) the cost to prepare the Survey. Purchaser will pay (i) one-half of the Title Company’s closing fee applicable to the transaction; (ii) any costs related to the deletion of any of the so-called standard pre-printed exceptions on the Title Policy; (iii) any costs related to any endorsements to the Title Policy or affirmative coverage over exceptions otherwise not acceptable to the Purchaser, except to the extent otherwise agreed in writing by Purchaser and Seller with respect to the cure of a Subsequent Defect; (iv) any costs related to the Title Policy and endorsements required by Purchaser’s lender; (v) all costs incurred by Purchaser in connection with Purchaser’s investigations of the Property; (vi) the cost of any updates to the Survey and/or of Purchaser’s own survey of the Property; and (vii) Purchaser’s attorneys’ fees.

10.9    Insurance. Purchaser understands that Seller will cause all property and liability insurance currently being carried by Seller to be canceled at Closing, and Purchaser will be responsible for obtaining new insurance coverage with respect to the Property as of Closing.
10.10    Percentage Rents. Percentage rents actually collected for the month in which the Closing occurs, if any, shall be prorated as of the Closing Date. After Purchaser has completed any reconciliation of actual percentage rents payable and estimated percentage rents paid by the subject tenants, and all reconciled amounts have been paid, a reconciliation shall be made between Seller and Purchaser with regard to such percentage rents. Pursuant to such reconciliation, Seller and Purchaser shall be entitled to their proportionate share of all percentage rents paid for the subject fiscal lease year used to calculate each tenant’s percentage rents (less any out-of-pocket costs incurred in collecting said amounts, which shall belong to the party incurring such costs) based on the number of days of such fiscal year Seller and Purchaser owned the Property (and adjusted for any amount of percentage rent prorated at Closing or received by Seller or Purchaser). As used in this Section 10.10, the term “percentage rents” shall not include and shall have deducted from such percentage rent amount any “base” or “minimum” rent component which is payable each month (regardless of actual sales), which “base” or “minimum” rent component shall be prorated or otherwise handled in the manner provided in this Agreement.
10.11    Capital Costs. Purchaser shall be credited at Closing for all unsatisfied amounts under all contracts pertaining to capital improvements existing prior to Closing, pertaining to the Property (regardless of when the work, services or other obligations were performed or are to be performed), if any (“Pre-Closing Capital Costs”). Seller shall remain responsible for satisfying any Pre-Closing Capital Costs which were not credited (but were supposed to be credited) to Purchaser at Closing.
10.12    Date of Prorations. The prorations and adjustments provided for in this Section 10 will be made so that Purchaser will receive the income and be charged with the expense of the operation of the Property for the Closing Date and thereafter.
10.13    Survival. The parties’ obligations under this Section 10, to the extent not fully discharged by or through Closing, will survive Closing and remain fully enforceable thereafter.
11.    CASUALTY DAMAGE.
11.1    Notice and Estimate. In the event that the Improvements are damaged by any casualty prior to Closing, Seller will promptly give Purchaser written notice of such occurrence, and as soon thereafter as practical, will provide Purchaser with an estimate made by an architect, engineer or contractor selected by Seller and approved by Purchaser (which approval will not be unreasonably withheld or delayed) of the cost and amount of time required to repair such damage (the “Damage Repair Estimate”). If it is estimated that it will take longer than until the Closing Date to repair such damage and if neither party terminates this Agreement pursuant to Section 11.3, then Purchaser will be given an opportunity to review and approve any construction contract which Seller proposes to enter into to have such damage repaired and Purchaser will not unreasonably withhold or delay such approval.

11.2    Non-Material Damage. If the damage is not “Material” (as defined in Section 11.3 below), then Seller will promptly contract for and commence the repairs (the “Damage Repairs”) and complete so much thereof as may be reasonably accomplished prior to the Closing Date. In the event that all of the Damage Repairs are not completed on or before the Closing Date, Seller will assign to Purchaser so much of the insurance proceeds resulting from such damage as have not then been expended for repairs, and Seller will assign to Purchaser, and Purchaser will assume, the rights and obligations under the construction contract(s) pursuant to which the Damage Repairs are being completed (the “Repair Contracts”), except that Seller will not assign those Repair Contracts with respect to which, as of the Closing Date, the applicable work has been completed and Seller has paid the applicable contractor and/or vendor in full. At Closing, Purchaser will be entitled to a credit against the Purchase Price equal to (i) the sum of (a) the deductible amount of Seller’s insurance policy, plus (b) the amount of insurance proceeds (including rental interruption or business loss insurance for the period after Closing), if any, received by Seller prior to the Closing Date, plus (c) the amount of the uninsured portion of such damage, if any, upon the Closing, less (ii) any amounts paid by Seller in connection with any of the Repair Contracts. From and after the Closing Date, Seller will retain any and all rights to adjust any insurance claims it initiated in connection with the Damage Repairs (the “Insurance Claims”), subject to Purchaser’s approval, not to be unreasonably withheld, and other than such approval, Purchaser specifically waives any right to adjust the Insurance Claims and/or to negotiate with the applicable insurance company and/or their representatives concerning the Insurance Claims. To the extent that Seller receives any insurance proceeds from the Insurance Claims after Closing, Seller will promptly deliver such insurance proceeds to Purchaser. Purchaser will be responsible for all further repairs to the damage, and the credit described in this Section 11.2 will be in full settlement of any claims Purchaser may have against Seller relative to the damage, Purchaser specifically waiving any further rights or remedies against Seller with respect to the damage. This Section 11.2 will survive Closing and will not be merged into any document or instrument delivered at Closing.
11.3    Major Damage. If the damage is Material, then Purchaser may elect to terminate this Agreement upon written notice to Seller given on or before the earlier of the date that is 10 days after Purchaser’s receipt of the Damage Repair Estimate or the date that is two business days prior to the Closing Date, in which event the Title Company will return the Deposit to Purchaser and both parties will be relieved of any further obligations hereunder, except for those obligations which expressly survive any termination hereof; however, if Purchaser does not elect to so terminate this Agreement, then this Agreement will remain in full force and effect and the parties will proceed in accordance with Section 11.2. For purposes hereof, damage shall be considered “Material” if: (i) the estimated cost of such repairs set forth in the Damage Repair Estimate is $1,500,000.00 or more; (ii) the damage causes access to or a material portion of the parking on the Property to be adversely affected; (iii) the damage results in the Property violating any laws or failing to comply with zoning or any covenants, conditions or restrictions affecting the Property; (iv) the damage entitles any office tenant to terminate its Lease or abate its rent; provided, however, that the damage will not be considered Material as a result of such abatement if Seller provides Purchaser with a credit at Closing equal to the amount of such abatement; (v) there is any damage which is not fully insured and for which Purchaser will not receive, at Seller’s election, a credit in the amount of the uninsured portion of such damage upon the Closing; or (vi) the estimated time to repair such damage after the Closing exceeds sixty (60) days.

12.    CONDEMNATION.
12.1    Notice. If prior to Closing, Seller receives notice from an applicable governmental authority of any actual or threatened taking in condemnation or by eminent domain (or a sale in lieu thereof) of all or any portion of the Real Property, Seller will notify Purchaser promptly thereof.
12.2    Termination. Other than with respect to an “Immaterial Taking” (as defined below), any actual or threatened taking or condemnation for any public or quasi‑public purpose or use by any competent authority in appropriate proceedings or by any right of eminent domain of all or any part of the Real Property between the date of this Agreement and the Closing Date will, at Purchaser’s option in Purchaser’s sole discretion, cause a termination of this Agreement. The election to terminate provided hereby must be exercised by Purchaser (or will be deemed to have been waived) by notice to Seller to that effect given on or before the earlier of the date that is 15 days following Purchaser’s receipt of Seller’s notice pursuant to Section 12.1 above or the date that is two business days prior to the Closing Date. Upon delivery of such termination notice, the Title Company will return the Deposit to Purchaser and both parties will be relieved of any further obligations hereunder, except for those obligations which expressly survive any termination hereof. If Purchaser does not elect to so terminate this Agreement, or in the event of an Immaterial Taking, Seller will be relieved of all obligations under this Agreement with respect to the portion of the Real Property so taken or condemned, but Purchaser will be entitled to receive all proceeds of any such taking or condemnation, and Seller agrees that it will not make any adjustment or settlement of any such taking or condemnation proceeding without Purchaser’s consent and will take at Closing all actions reasonably available to Seller to assign its entire interest in such award to Purchaser. An “Immaterial Taking” means any taking or condemnation for any public or quasi-public purpose or use which does not: (i) adversely affect access to the Property, (ii) reduce parking, (iii) include any part of the Building, (iv) result in the Property violating any laws or failing to comply with zoning or any covenants, conditions or restrictions affecting the Property, (iv) entitle any office tenant to terminate their Lease or abate its rent; provided, however, that the Taking will be considered an Immaterial Taking despite such abatement if Seller provides Purchaser with a credit at Closing equal to the amount of such abatement, or (v) affect the value of the Property in an amount of $1,500,000.00 or more.
13.    DEPOSIT. By its execution of this Agreement, the Title Company agrees to receive, invest and apply the Deposit in accordance with the terms and provisions hereof. Seller and Purchaser agree that the duties of the Title Company hereunder are purely ministerial in nature and shall be expressly limited to the safekeeping and disposition of the Deposit in accordance with this Agreement. Title Company shall incur no liability in connection with the safekeeping or disposition of the Deposit for any reason other than Title Company’s willful misconduct or gross negligence. If Title Company is in doubt as to its duties or obligations with regard to the Deposit, or if Title Company receives conflicting instructions from Purchaser and Seller with respect to the Deposit, then Title Company shall not be required to disburse the Deposit and may, at its option, continue to hold the Deposit until both Purchaser and Seller agree as to its disposition, or until a final judgment is entered by a court of competent jurisdiction directing its disposition, or Title Company may interplead the Deposit in accordance with the laws of the state in which the Property is located. Title Company shall not be responsible for any interest on the Deposit except as is actually earned, or for the loss of any interest resulting from the withdrawal of the Deposit prior to the date interest is posted thereon. Title Company shall execute this Agreement solely for the purpose of being bound by the provisions of Sections 2.1, 9, 13, 14.2 and 15.24 hereof. Notwithstanding the foregoing or anything stated to the contrary in this Agreement, Seller shall have no right to receive the Initial Deposit prior to the expiration of the Inspection Period, and if any such request is made for the Initial Deposit by Seller prior to the expiration of the Inspection Period, the Title Company shall not honor such request.
14.    REMEDIES.
14.1    Breach by Seller. Subject to Section 14.4 below, time is of the essence of Seller’s obligations hereunder. If Seller fails to comply with any of its obligations hereunder which are required to be performed at or prior to Closing, Purchaser shall be entitled to terminate this Agreement by giving Seller written notice of such termination and obtain the prompt refund of the Deposit along with reimbursement of Purchaser’s out‑of‑pocket expenses not to exceed seventy‑five thousand dollars ($75,000), whereupon both parties shall be discharged from all duties and performance hereunder, except for those rights and obligations that expressly survive the termination hereof. In the alternative, Purchaser shall be entitled to specific performance, provided that, any suit for specific performance must be brought no later than 30 days after the then-scheduled Closing Date, Purchaser waiving, to the extent permitted by law, the right to bring suit at any later date. Purchaser agrees not to file a lis pendens or other similar notice against the Property except in connection with and after proper and timely filing of a suit for specific performance. Except as provided above, Seller shall not be liable to Purchaser for any actual, punitive, speculative or consequential damages or any other remedy at law or in equity.
[Continued on the following page]

14.2    Breach by Purchaser. If the sale of the Property as contemplated by this Agreement is not consummated due to Purchaser’s default hereunder after Purchaser’s delivery of the Property Approval Notice, Seller shall be entitled, as its sole remedy, to terminate this Agreement and receive the Deposit, including any interest earned thereon in the Escrow, as liquidated damages for the breach of this Agreement. Purchaser and Seller acknowledge that Seller’s actual damages in the event that the sale is not so consummated would be extremely difficult or impracticable to determine. Therefore, by separately initialing this Section 14.2 below, Purchaser and Seller acknowledge that the Deposit (together with the interest accrued thereon, if any) has been agreed upon, after negotiation, as the parties’ reasonable estimate of Seller’s damages, and as Seller’s exclusive remedy against Purchaser in the event the Closing does not occur and as Seller’s sole and exclusive remedy against Purchaser arising from such failure of the sale to close. By their separately initialing this Section 14.2 below, Purchaser and Seller acknowledge that they have read and understood this Section covering liquidated damages, and that each party was represented by counsel who explained the consequences of this liquidated damages provision at the time this Agreement was executed.
Seller’s Initials: ____________
Purchaser’s Initials:    ____________
14.3    Limitation of Seller’s Liability. No members or managers of Seller, nor any of their respective affiliates, beneficiaries, shareholders, partners, officers, members, managers, agents, employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Purchaser hereby waives for itself and anyone who may claim by, through or under Purchaser any and all rights to sue or recover on account of any such alleged personal liability. Prior to the Closing, Seller’s sole liability shall be limited to its interest in the Property.
14.4    Right To Cure. Notwithstanding anything to the contrary contained in this Agreement, if, on or prior to the Closing Date, either party (the “Enforcing Party”) discovers (i) the inaccuracy of any representation or warranty of the other party (the “Other Party”), (ii) the failure of any condition precedent to the Enforcing Party’s obligation to close hereunder, or (iii) the Other Party’s failure to perform a required covenant hereunder (any such event or circumstance described in subsections (i) through (iii), above, being referred to herein as a “Condition Failure”), then the Enforcing Party shall give the Other Party notice of such Condition Failure. Upon receipt of notice from the Enforcing Party, the Other Party shall have the right to cure such Condition Failure within five (5) business days after receipt of such notice, which cure must be satisfactory to the Enforcing Party in all respects. If the Enforcing Party fails to give the Other Party notice of a Condition Failure, then the Enforcing Party shall have waived its rights to assert any claim for a Condition Failure.
15.    MISCELLANEOUS.
15.1    Brokers. Seller and Purchaser each hereby represents and warrants to the other that its sole contact with the other or with the Property in connection with the transaction contemplated by this Agreement has been made without the assistance of any broker or other third party except for Cushman & Wakefield/Cornerstone Commercial Real Estate (“Broker”). Seller alone shall be responsible to pay any and all compensation that may be due or payable to the Broker. Subject only to Seller’s obligation as set forth in the preceding sentences concerning the Broker, Seller and Purchaser agree to save and hold each other free, clear and harmless from any claim, cost or expense, including reasonable attorneys’ fees, for or in connection with any claims for commissions or compensation claimed or asserted by or through each respective party in connection with the transaction contemplated herein. The provisions of this Section 15.1 shall survive the Closing.
15.2    Further Assurances. Each of the parties hereto undertakes and agrees to execute and deliver such documents, writings and further assurances as may be requisite to carry out the intent and purpose of this Agreement.
15.3    Entire Agreement. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced. This Agreement contains the entire agreement between the parties relating to the purchase and sale of the Property. All prior negotiations between the parties are merged in this Agreement, and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between the parties other than as expressly herein set forth. This Agreement is not an enforceable agreement unless and until it has been executed and delivered by both Purchaser and Seller.
15.4    Survival. Except as otherwise specified herein or as set forth in the documents to be executed by Seller and/or Purchaser at Closing, none of the parties’ representations, warranties, covenants and agreements hereunder shall survive Closing.
15.5    Dates and Time. As used herein, the term “business day” shall mean all days, excluding Saturdays, Sundays and all days observed by either the State of Tennessee or the United States government as legal holidays. All references to “days” that do not specifically refer to “business days” will refer to calendar days. For purposes of determining dates under this Agreement (a) a day that is a specified number of days after a given date will be the day that occurs the specified number of days after (but not including) the given date (so that, for example, the day that is 10 days after January 1 will be January 11); and (b) a day that is a specified number of months after a given date will be the day that occurs on the same day of the calendar month as the given date the specified number of months later (so that, for example, the day that is three months after January 15 will be April 15), except that if the day is the last day of a month, it will also be the last day of the month that is the specified number of months later (so that, for example, the day that is three months after January 31 will be April 30). If any date set forth in this Agreement for the delivery of any document or the happening of any event (such as, for example, the expiration of the Inspection Period or the Closing Date) should, under the terms hereof, fall on a day that is not a business day, then such date will be automatically extended to the next succeeding business day. Unless expressly indicated otherwise, all references to time shall be deemed to refer to Nashville Time and all time periods shall expire at 5:00 p.m. Nashville Time.

15.6    Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee. The parties hereto hereby submit to the jurisdiction and venue of the appropriate state trial court located in Williamson County, Tennessee in connection with any action or proceeding brought for enforcement of Purchaser’s obligations hereunder, and hereby waive any and all personal or other rights under the law of any other county or state to object to jurisdiction within such location for purposes of litigation to enforce such obligations.
15.7    Notices. Any notice required or permitted to be sent pursuant to this Agreement shall be in writing and shall be deemed received when personally delivered, when sent by facsimile transmission (provided that a follow-up hard copy of the facsimile is sent the same day by one of the other methods referenced in this Section 15.7), or three days after having been deposited in a U.S. Postal Service depository and sent by registered or certified mail, return receipt requested, with all required postage prepaid, or one day after having been deposited with Federal Express or another comparable national overnight delivery service with next-business-day delivery service prepaid, and in any case, addressed:
If to Seller, to:
AGL/SLC McEwen No. 2, LLC
1050 Seventeenth Street, Suite 2300
Denver, Colorado 80265
Attention: Gabe Finke and Robert A. Toomey, Jr.
Telecopy: (303) 534-6713
Telephone: (303) 534-6322
With a copy to:
Otten, Johnson, Robinson, Neff & Ragonetti, P.C.
950 Seventeenth Street, Suite 1600
Denver, Colorado 80202
Attention: Christopher T. Toll
Telecopy: (303) 825-6525
Telephone: (303) 825-8400
If to Purchaser, to:
KBS Capital Advisors LLC
1909 K Street, NW, Suite 340
Washington, DC 20006
Attention: Stephen D. Evans
Telecopy: (202) 697-4636
Telephone: (202) 552-7551

With a copy to:
Greenberg Traurig LLP
3161 Michelson Drive, Suite 1000
Irvine, CA 92612
Attention: Bruce Fischer, Esq.
Telecopy: (949) 732-6501
Telephone: (949) 732-6670
And
KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 2660
Attention: Jim Chiboucas, Esq.
Telecopy: (949) 417-6555
Telephone: (949) 417-6523
If to Title Company, to:
Lawyers Title Company
4100 Newport Drive Place, Suite 120
Newport Beach, CA 92660
Attention: Joy Eaton, Escrow Agent
Telecopy: (949) 271-5762
Telephone: (949) 724-3145
or to such other address of which, or such other person of whom, any party notifies the other for such purpose in accordance with this Section 15.7. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to receipt of the notice, request or other communication. Any notice given by counsel to a party shall have the same effect as if given by such party.
15.8    Headings. The paragraph headings which appear in some of the sections of this Agreement are for purposes of convenience and reference and are not in any sense to be construed as modifying the sections in which they appear.
15.9    Assignment. Purchaser may not assign this Agreement to any person or entity other than an entity in which Purchaser owns a majority of the equity interests and over which Purchaser has managerial control. If Purchaser so assigns this Agreement, then Purchaser will provide Seller with an assignment and assumption agreement at least three business days prior to the Closing Date and, upon request, provide Seller with reasonable evidence that such assignee is an entity controlling, controlled by or under common control with Purchaser. Such assignment and assumption agreement will be in a form reasonably satisfactory to Seller, including, without limitation, an express assumption of the terms and conditions of this Agreement by the assignee. No such assignment shall release Purchaser from any of its obligations hereunder. Notwithstanding the foregoing, Purchaser shall have the right to assign its rights and obligations under this Agreement to an entity (a) that is a real estate investment trust (“REIT”) (or that is wholly owned directly or indirectly by a REIT), and (b) for which Purchaser or an affiliate of Purchaser acts as the investment advisor without the prior written consent of Seller.
15.10    Successors and Assigns. Subject to Section 15.9, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and permitted assigns.
15.11    Tax Deferred Exchange. Purchaser and Seller may use this Property in connection with a 1031 or 1033 tax deferred exchange. Seller and Purchaser agree to cooperate with each other in order to effectuate such tax deferred exchanges, provided that, (a) the Closing shall not be delayed or affected by reason of such tax deferred exchange, (b) neither party will assume or be obligated to bear any liability or cost in connection with the tax deferred exchange of the other party, (c) neither party shall have any obligation to take title to, or first acquire, any other property in connection with such qualified exchange, and (d) neither party shall be required to execute any additional documentation other than a customary consent. Either party’s inability to obtain any benefits for a tax deferred exchange under Section 1031 or 1033 of the Code will not relieve the other party of any of its obligations or covenants under this Agreement.
15.12    Knowledge.
(a)    References in this Agreement to the “knowledge” and/or “actual knowledge” of Seller, or any words of similar import, shall refer only to the current actual (as opposed to implied or constructive) knowledge of Robert A. Toomey, Jr. and Della G. Wegman, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any parent, subsidiary or affiliate of Seller or to any other officer, agent, manager, representative or employee of Seller or to impose upon either Robert A. Toomey, Jr. and Della G. Wegman any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.
(b)    Robert A. Toomey, Jr. and Della G. Wegman are the parties currently employed by an affiliate of Seller who are primarily responsible for the oversight of the management company for the Property. Notwithstanding anything to the contrary contained in this Agreement, neither Robert A. Toomey, Jr. nor Della G. Wegman shall have any personal liability hereunder.
15.13    Books and Records. Purchaser shall maintain, preserve and, upon reasonable notice, provide Seller or its representatives with access during normal business hours to, and the right to make copies (at Seller’s expense) of all of the books and records concerning the Property made available by Seller to Purchaser and that relate to periods prior to the Closing Date. Purchaser shall retain such books and records for a minimum of one (1) year after the Closing Date, and such obligation will survive Closing.
15.14    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, SELLER AND PURCHASER HEREBY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER PARTY AGAINST THE

OTHER ON ANY MATTER BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.
15.15    Recording. Seller and Purchaser agree that neither of them will record this Agreement, and that neither of them will record a short form or memorandum of this Agreement.
15.16    No Joint Venture. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture or other arrangement between Purchaser and Seller. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.
15.17    Attorneys’ Fees. In the event either party brings an action or any other proceeding against the other party to enforce or interpret any of the terms, covenants or conditions hereof, the party substantially prevailing in any such action or proceeding shall be paid all costs and reasonable attorneys’ fees by the other party in such amounts as shall be set by the court at trial and on appeal.
15.18    Counterparts; Facsimile. This Agreement may be executed in multiple counterparts, each of which shall constitute a duplicate original, but all of which together shall constitute one and the same instrument. Executed copies of this Agreement may be delivered by telecopy or other electronic means and, upon receipt, shall be deemed originals and binding upon the parties hereto. Without limiting or otherwise affecting the validity of executed copies of this Agreement that have been delivered by telecopy, the parties hereto will use commercially reasonable efforts to deliver originals as promptly as possible after execution.
15.19    Confidentiality.
(a)    Subject to Section 15.20 Purchaser and Seller will each maintain as confidential the terms of the transaction contemplated by this Agreement, including, without limitation, the Purchase Price and any and all material obtained about the other and, in the case of Purchaser, about the Property, and will not disclose such information to any third party, other than (a) to directors, officers, partners, employees, representatives, agents and affiliates of the parties who are involved in the ordinary course of business with this transaction and prospective investors and lenders, (b) in response to lawful process or subpoena or order of a court of competent jurisdiction; (c) in any filings with governmental authorities required by reason of the transactions provided for herein, and (d) to the parties’ investors, advisors, consultants and counsel such terms of this transaction as are customarily disclosed to them in connection with similar transactions. This provision will survive the Closing or any termination of this Agreement. The provisions of this Section 15.19 shall not apply to the Seller’s Deliveries after the Closing; provided, however, that if the Closing does not occur, this Section 15.19 will continue to apply to Seller’s Deliveries.
(b)    Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Purchaser’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Purchaser or its permitted assignees, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by any REIT holding, or that is considering holding, an interest (direct or indirect) in any permitted assignee of Purchaser, and (c) to any broker/dealers in the Purchaser’s or any REIT's broker/dealer network and any of the REIT’s or Purchaser’s investors.
15.20    Press Release. After Closing, neither Seller nor Purchaser may issue press releases with respect to the Closing or the terms of the transaction contemplated by this Agreement without the prior written consent of the other party, which consent may be withheld in such party’s reasonable discretion.
15.21    No Waiver. A waiver by either party of a breach of any of the covenants, conditions or obligations under this Agreement to be performed by the other party shall not be construed as a waiver of any succeeding breach of the same or other covenants, conditions or obligations of this Agreement.
15.22    Severability. If any term or provision of this Agreement, or its application to any party or set of circumstances, shall be held, to any extent, invalid or unenforceable, the remainder of this Agreement, or the application of the term or provision to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected, and each shall be valid and enforceable to the fullest extent permitted by law.
15.23    Time of Essence. Time is of the essence in the performance of all of the terms and conditions of this Agreement.
15.24    General Escrow Provisions.
(a)    Escrow Instructions. This Agreement when signed by Purchaser and Seller shall also constitute escrow instructions to the Title Company; provided that each party may submit their own instructions to the Title Company that are consistent with the terms of this Agreement.
(b)    Title Company Authorized to Complete Blanks. If necessary, the Title Company is authorized to insert the Closing Date in any blanks in the Closing documents.
(c)    Recordation and Delivery of Funds and Documents. When Purchaser and Seller have satisfied their respective Closing obligations under Section 9.3 hereof and each of the conditions under Sections 8.1 and 8.2 hereof have either been satisfied or waived, the Title Company shall promptly undertake all of the following in the manner indicated and as more particularly instructed in Purchaser’s and Seller’s closing instructions:
(i)    Prorations. Prorate and allocate all matters as described in Section 10 hereof;

(ii)    Recording. Cause the Deed and any other documents which the parties hereto may mutually direct, to be recorded in the official records of the county in which the Property is located in the order set forth in Purchaser’s and Seller’s closing instructions;
(iii)    Funds. Disburse funds deposited by Purchaser towards payment of all items chargeable to the account of Purchaser pursuant to this Agreement, including, without limitation, the payment of the Purchase Price to Seller;
(iv)    Document Delivery. Deliver originals and conformed copies of all documents to Seller and Purchaser, as appropriate; and
(v)    Title Policy. Issue the Title Policy to Purchaser.
[Remainder of page intentionally left blank; signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below, but effective as of the date first set forth above.

PURCHASER: KBS CAPITAL ADVISORS LLC, a Delaware limited liability company
Date: _________________, 2012	By: /s/Charles J. Schreiber, Jr. Charles J. Schreiber, Jr. Chief Executive Officer

Signature Page-Purchaser

SELLER: AGL/SLC McEWEN NO. 2, LLC, a Delaware limited liability company
Date: _________________, 2012	By: /s/ Gabe L. Finke 2/21/12 Name: Gabe L. Finke Title: Manager

Signature Page-Seller

Title Company executes this Agreement below solely for the purpose of acknowledging that it agrees to be bound by the provisions of Sections 2.1, 9, 13, 14.2 and 15.24 of this Agreement.
TITLE COMPANY: LAWYERS TITLE COMPANY
Date: February 22, 2012	By: /s/ Bridget Pearson Name: Bridget Pearson for Joy Eaton Title: Escrow Officer, AVP

Signature Page-Title Company

Exhibit A

LEGAL DESCRIPTION OF THE LAND
Tract I:
Land in Williamson County, Tennessee, being Lot 145 as shown on the plan of “McEwen Place, PUD Subdivision, Revision 2, Resubdivision of Lot 103,” recorded in Book P53, page 148, Register’s Office for Williamson County, Tennessee (see also the plan of McEwen Place PUD Subdivision, Revision 1, Subdivision of Lot 103, recorded in Book P50, page 110, said Register’s Office), to which plans reference is here made for a more complete description thereof.
Being the same property conveyed to AGL/SLC McEwen No. 2, LLC, a Delaware limited liability company, from SLC McEwen Land Holdings, LLC, a Delaware limited liability company, by deed of record in Book 4631, page 955, and quitclaim deed from SLC McEwen Land Holdings, LLC, a Delaware limited liability company, of record in Book 5330, Page 34, all in the Register's Office for Williamson County, Tennessee.

Tract II:
Land in Williamson County, Tennessee, being Lot 146 on the plan of McEwen Place PUD Subdivision, Revision 1, Subdivision of Lot 103, recorded in Book P50, page 110, said Register’s Office for Williamson County, Tennessee, to which plan reference is here made for a more complete description thereof.
Being the same property conveyed to AGL/SLC McEwen No. 2, LLC, a Delaware limited liability company, from SLC McEwen Land Holdings, LLC, a Delaware limited liability company, by deed of record in Book 5308, page 405, Register's Office for Williamson County, Tennessee.

A-1

Exhibit B-1

CERTAIN OF SELLER’S DELIVERIES
[See following pages]

B-1-1

Best and Final Documents
Additional Financials
Aging Report
AR Aging Report – McEwen (12-30-11).pdf
CAM Recs
CAM Estimates – McEwen (2012).pdf
CAM Reconciliation – McEwen (2010).pdf
General Ledgers
General Ledger – McEwen (2011).pdf
Income Statements
Income Statement – McEwen (03-11).pdf
Income Statement – McEwen (06-11).pdf
Income Statement – McEwen (09-11).pdf
Income Statement – McEwen (12-11).pdf
Management Fee Calculations
01-11 Management Fee – McEwen.pdf
02-11 Management Fee – McEwen.pdf
03-11 Management Fee – McEwen.pdf
04-11 Management Fee – McEwen.pdf
05-11 Management Fee – McEwen.pdf
06-11 Management Fee – McEwen.pdf
07-11 Management Fee – McEwen.pdf
08-11 Management Fee – McEwen.pdf
09-11 Management Fee – McEwen.pdf
10-11 Management Fee – McEwen.pdf
11-11 Management Fee – McEwen.pdf
12-11 Management Fee – McEwen.pdf
SLR Detail
Straight Line Rent Calculations – McEwen (12-31-11).pdf
Statement of Ops
Statement of Operations – McEwen (12-2010).pdf
Statement of Operations – McEwen (12-2011).pdf
Tenant Ledgers
Tenant Ledger – McEwen (01-01-11 thru 12-30-11).pdf
Utility Bills
Electric – 2010 to present (updated 01-24-12).pdf

B-1-2

Sewer – 2010 to present (updated 01-24-12).pdf
Stormwater – 2010 to present (updated 01-24-12).pdf
Water – 2010 to present (updated 01-24-12).pdf
Bank Reconciliation – McEwen (12-11).pdf
Check Register – McEwen (2011).pdf
Trial Balance – McEwen (12-11).pdf
Leases
Amendments
Assignment of Lessee’s Interst in Lease Punch Kettlebell.pdf
Consent to Sublease Carlisle Companies Inc.pdf
Mars-petcare-nutro-1st-amend.pdf
Mars-petcare-nutro-2nd-amend.pdf
Parking License Agmt SLC.pdf
Punch-kettlebell-assignment-of-lease.pdf
Punch-kettlebell-gym-1st-amend.pdf
Punch-kettlebell-gym-2nd-amend.pdf
Raymond-james-1st-amend.pdf
Southern-land-company-1st-amend.pdf
Southern-land-company-2nd-amend.pdf
OCC
Carlisle-occ.pdf
Cisco McEwen Confirmation Certificate – Exhibit C.pdf
ESpaces OCC.pdf
Mars-petcare-nutro-expansion.pdf
Mars-petcare-nutro-occ.pdf
Occupancy-estoppel-mam-restaurants.pdf
Punch-kettlebell-gym-occ.pdf
Raymond-james-occ.pdf
Renal-advantage-occ.pdf
Southern-land-company-occ.pdf
Rent Rolls
Rent Roll – McEwen (12-09).pdf
Rent Roll – McEwen (12-10).pdf
SNDA
Carlisle-snda.pdf
Raymond-james-snda.pdf
Renal-advantage-snda.pdf
Brixx-lease.PDF

B-1-3

Carlisle-lease.pdf
Cisco-systems-lease.pdf
Hot-yoga-lease.pdf
Mars-petcare-nutro-lease.pdf
Punch-kettlebell-gym-lease.pdf
Raymond-james-lease.pdf
Renal-advantage-lease.pdf
Southern-land-company-lease.pdf
E-SPACES Lease
Licenses, Permits, Warranties
Declarations
Book 4378 Page 710.pdf
Book 4471 Pge 180.pdf
Book 4488 Page 876_Part1.pdf
Book 4488 Page 876_Part2.pdf
Book 4488 Page 876_Part3.pdf
Book 4488 Page 876_Part4.pdf
Book 4488 Page 861.pdf
Book 4549 Page 299.pdf
Book 4953 Page 369_Part1.pdf
Book 4953 Page 369_Part2.pdf
Book 4953 Page 369_Part3.pdf
Book 4962 Page 119.pdf
Book 4490 Page 785.pdf
Book 5000 Page 303.pdf
Book 5000 Page 358.pdf
Book 5085 Page 776.pdf
Book 5288 Page 395.pdf
Book 5310 Page 444.pdf
Book 5310 Page 454.pdf
Ccr-grocery-parcel-1st-amendment.pdf
Ccr-grocery-parcel.pdf
Declaration-for-mcewen-southside-parcel.pdf
DENVER01-#1001178-v1-Parking_Easement_Agreement_(Office_Parcel_to_Retail_Parcel)_Document_A_.PDF
DENVER01-#1001180-v1-Temporary_Construction_Staging_Easement_Agreement_(Office_Parcel_to_Retail_Parcel)_Document_B_.PDF
DENVER01-#1001181-v1-Second_Amendment_to_Southside_Declaration_Document_C_.PDF
DENVER01-#1001182-v1-Utility_Easement_Agreement_(Office_Parcel_to_Grocery_Parcel)_Document_D_.PDF
DENVER01-#1001183-v1-Utility_Easement_Agreement_(Office_Parcel_to_Retail_Parcel)_Document_E_.PDF

B-1-4

DENVER01-#1001187-v1-Utility_Easement_Agreement_(Restaurant_Parcel_to_Office_Parcel)_Document_I_.PDF
DENVER01-#1001190-v1-Utility_Easement_Agreement_(Grocery_Parcel_to_Office_Parcel)_Document_L_.PDF
DENVER01-#1001193-v1-Third_Amendment_to_Grocery_Declaration_Document_CC_.PDF
DENVER01-#1001194-v1-Assignment_of_Declarant_s_Rights_(McEwen_Southside_Parcel)_Document_EE_.PDF
DENVER01-#1001195-v1-Supplemental_Declaration_Terminating_Southside_District_Document_FF_.PDF
DENVER01-#1001196-v1-Declaration_of_Southside_Office_District_Document_GG_.PDF
DENVER01-#1001200-v1-Supplemental_Declaration_(McEwen_Office_Parcel_Restriction)_Document_JJ_.PDF
DENVER01-#1003197-v1-Utility_Easement_Agreement_(Retail_Parcel_to_Office_Parcel_Doc_F_.PDF
DENVER01-#998878-v1-Declaration_of_Southside_Office_District_-_Oct_10_DOC_GG_.PDF
DENVER01-#998881-v1-Supplemental_Declaration_Terminating_Southside_District_-_Oct_10_DOC_FF_.PDF
DENVER01-#998882-v1-Second_Amendment_to_Southside_Declaration_-_Oct_10_DOC_C_.PDF
DENVER01-#998884-v1-Declaration_of_Southside_Retail_District_-_Oct_10_DOC_HH_.PDF
DENVER01-#998886-v1-Third_Amendment_to_Grocery_Declaration_-_Oct_10_DOC_CC_.PDF
DENVER01-#998887-v1-Seventh_Amendment_to_Whold_Foods_Lease_-_Oct_11_DOC_DD_.PDF
DENVER01-#998888-v1-Assignment_of_Declarant_s_Rights_-_Oct_10_DOC_EE_.PDF
DENVER01-#998890-v1-Supplemental_Declaration_of_Restriction_-_Oct_10_DOC_JJ_.PDF
DENVER01-#998891-v1-Declaration_of_Pad_O_Restaurant_District_-_Oct_10_DOC_II_.PDF
First-amendment-for-southside-parcel.pdf
Master-declaration-of-covenants.pdf
Mcewen-first-amendment-to-declaration-of-covenants.pdf
Mcewen-log-103-rev-2-final-plat.pdf
Mcewen-office-master-and-southside-2011-budget.pdf
Signage-memo.pdf
Insurance Statements
GL Insurance 6-20-2010 to 6-20-2011.pdf
GL Insurance 6-20-2011 to 6-20-2012.pdf
Property Insurance 5-18-2010 to 5-18-2011.pdf
Property Insurance 5-18-2011 to 5-18-2012.pdf
U&O
Base Building – Certificate of Completion 7.1.09.pdf
Brixx Pizza – U&O.pdf
Cert of Occupancy 5th & 6th Floors.pdf
Cisco Certificate of Occupancy.pdf
Mars Suite 100 – U&O 12-15-2009.pdf
Marse Expansion – U&O.pdf
Punch Gym U&O.pdf
Raymond James U&O.pdf
SLC 200 – Certificate of Occupancy.pdf

B-1-5

Espaces - U&O.pdf
Warranty
Warranty-cooling-tower-evapco.pdf
Warranty-hvac-trane.pdf
Warranty-roof-carlisle.pdf
Warranty-termite-priority-pest.pdf
ALTA Plain Language Commitment.pdf
General-liability-insurance-regions-pdf
Hot Yoga Bid.pdf
Mcewen-office-property-insurance.pdf
Parking License Agmt SLC.pdf
PERMIT – Carlisle Ste 400.pdf
PERMIT – Cisco Ste 350.pdf
Observation Matrix
McEwen Observation Matrix 10 28 2011.pdf
Water Penetration Remediation Report_1550 W McEwen_02 01 2012
1550 McEwen 20120125 Columns
1550 W McEwen SGC water test observations JKedits 1 25 12

PROP SPECS
Brixx – Furniture
Cisco – Furniture
Espaces – Furniture
Fresenius – Furniture
Hot Yoga – Furniture
Mars 1st Floor – Furniture
Mars 2nd Floor – Furniture
Punch Gym – Furniture
RAI 5th Floor – Furniture
RAI 6th Floor – Furniture
Raymond James – Furniture
Southern Land – Furniture
Employee Counts 2 13 2012
McEwen Parking space counts 2-13 to 2-15
McEwen Southside Shared Parking Update Final
01-25-12 Floor Area Summary – McEwen.pdf
12-31-11 McEwen Office Stacking Plan.pdf
McEwen DE Merchandising Plan.pdf

B-1-6

Mob-survey-1.pdf
Mob-survey-2.pdf
Phase-1-environmental-site-assessment.pdf

Service Contracts
Cb-richard-ellis-leasing-contract.pdf
Contract Summary.pdf
Elevator – Nashville Machine Elevator.pdf
Exterior Landscaping – Southern Land.pdf
Grease Trap – Elite Septic.pdf
Ground-floor-leasing-agreement.pdf
HVAC – Nashville Machine.pdf
Interior Landscaping – Ambius.pdf
Janitorial – Redlee.pdf
Locksmith – McCarthy Jones.pdf
Mcewen-office-management-agreement.pdf
Monitoring – SSI.pdf
Pest Control – Terminix.pdf
Property Management – Jones Lang LaSalle.pdf
Recycling – QRS.pdf
Roof Anchors – PRO-BEL.pdf
Security – Citadel.pdf
Space Planning – IDS.pdf
Sweeping & Snow – APM.pdf
Telecommunications-agmt-xo-communications.pdf
Telecommunications-agreement-tw
Trash – Allied Waste.pdf
UPS Drop Box.pdf
Water Treatment – Garratt Callahan.pdf
Tenant Specific
Brixx Pizza
Financials-Jam Restaurants.pdf
Carlisle
Carlisle-ids-contract.pdf
Carlisle-ti-contract.pdf
CSL2010_10K.PDF
Hot Yoga
Hot Yoga Nashville Balance Sheet April 30, 2011.pdf

B-1-7

Mars
Punch Kettlebell
Credit Score_PKB.pdf
Raymond James
Raymond James & Assoc 2006 Audited Financial Report.pdf
Raymond James Annual Audited Rpt 2007.pdf
RJ & Assoc 3rd Qrt 2008 Financials.pdf
Renal Advantage
RAI Audited Financials 2008.pdf
Southern Land
Confidential Documents
Additional Resources
Bricktops-article-1-dot-19-dot-2011.pdf
Healthcare-mgt-moving-to-cool-springs.pdf
Pizza-place-to-open-in-mcewen-building.pdf
Renal-advantage-article-7-dot-06-dot-2010.pdf
Financials
Escalation Calcs
2010-95-percent-gu-expense-schedule-gl.pdf
2010-recovery-calculation.pdf
2011-recoveries-estimate-calculation.pdf
Rent Roll
Mcewen-office-building-rent-roll-12-31-11.pdf
2009-operating-statement.pdf
2010-operating-statement.pdf
2011 Income Statement.pdf
2011 Reforecast at 95GU.pdf
2012 (a) McEwen Monthly Detail V2.pdf
McEwen Office Argus.SF
Mcewen-tax-bills-2009-2011.pdf
Tennessee-tranchise-and-excise-overview.pdf
Parking
Bricktops-employee-parking.pdf
McEwen Parking Plan Configuration 12-28-11.pdf
Plans
Mcewen-southside-site-plan.pdf
Property Specs
DENVER01-#1001180-v1-Temporary_Construction_Staging_Easement_Agreement_(Office_Parcel_to_Retail_Parcel)_Document_B_.pdf

B-1-8

First-amendment-for-southside-parcel.pdf
McEwen Master Association – 2012 Approved Budget.pdf
McEwen Southside Association – 2012 Approved Budget.pdf
Mcewen-office-stacking-plan.pdf
OM_Jan_2012.pdf.pdf
McEwen-office-building-flyer.pdf

Full – Size ALTA Survey 2 sheets date drawn 11/18/09

B-1-9

Exhibit B-2

3-14 AUDIT DOCUMENTS
General

•
Property operating statements for the most recent full calendar year and for the current year to date with break out in quarterly intervals, e.g.: For a property purchased on 4/15/11; we would need operating statements for the Quarters ended 3/31/10, 6/30/10, 9/30/10, 12/31/10, 3/31/11 and YTD 12/31/10 and YTD 12/31/11. Post closing we will need the income statement from the last full quarter provided to the closing date.

•	Trial balances at the end of the most recent full calendar year and as of the current date.

•	General ledger for the most recent full calendar year and for the current year to date (should include activity for entire year and all general ledger accounts).

•
Bank statements and Bank Reconciliations – need as of prior year end month (e.g. 12/31/10 for 2011 acquisition); 2 months following prior year end month (e.g. 01/31/11 and 02/28/11); and most recent quarter end month.

•	Management Representation Letter.

Revenues

•	Access to the following for all revenues for the most recent full calendar year and for the current year to date:

◦
Lease agreements including any leases which have expired or were terminated in 2010 (latest full calendar year) and 2011 (current year). We may also request lease agreements going back for the last 5 years

◦	Rent rolls at year end for the last five years

◦	Billing invoices

◦	Straight line rent support for the last full calendar year and for the current year to date (if applicable)

◦	Tenant ledger for the last full calendar year and for the current year to date

•	Access to the following for certain revenues, if applicable, for the most recent full calendar year and for the current year to date:

◦	Schedule of parking revenues and related support (agreements, copy of receipts, etc.).

◦	Schedule of interest income and related support (confirmations, bank statements, etc.).

Expenses

•	Access to the following for all expenses for the most recent full calendar year and for the current year to date:

◦	Invoices

◦	Check copies

•	Check register for current year to date

B-2-1

•	Access to the following for all certain expenses, if applicable, for the most recent full calendar year and for the current year to date:

◦	Property tax bills

◦	Insurance statements

◦	Insurance policies

◦	Management fee agreement

◦	Management fee calculation

◦	Agreements with Contractors

◦	Utility Bills

Note: Support should cover entire year and current year. E.g. If insurance policy is from July to
June and we are in 2011; we would need July 2009 to June 2010; July 2010 to June 2011; and July 2011 to June 2012 (if available)

Reimbursable Expenses

•	Access to the following for the most recent full calendar year and for the current year to date:

◦	CAM calculation to support monthly billings.

◦	Year-end CAM reconciliation.

Post-closing

•	Final income statement for the current year from January 1, through the date of sale.

•	Final trial balance as of the date of sale.

•	Final general ledger for the current year from January 1, through the date of sale.

B-2-2

Exhibit C

OFFICE PARKING AREA

Date	# Stalls
Final Configuration	End of August, 2012	687

WHOLE FOODS GROCERY
RETAIL BUILDING "E"
RETAIL BUILDING "E"
MCEWEN OFFICE/RETAIL BUILDING
RESTAURANT
MALLORY LANE
WEST MCEWEN DRIVE
NORTH

CONCEPTUAL SITE PLAN

SCALE: 1" = 30'-0"

SOUTHERN LAND COMPANY

McEWEN - SOUTHSIDE - PROPOSED RETAIL DEVELOPMENT

C-1

Exhibit D

FORM OF ESTOPPEL CERTIFICATE FOR LEASES
[insert date]
KBS Capital Advisors LLC, and its successors and assigns
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660

Re:	Lease to [INSERT TENANT’S NAME] for Suite [_____] in The McEwen Building located at 1550 West McEwen Drive, Franklin, Tennessee
Ladies and Gentlemen:
We have been informed that you intend to purchase the building located in Franklin, Tennessee and known as the McEwen Building located at 1550 West McEwen Drive, Franklin, Tennessee (the “Building”). We are the tenant (“Tenant”) under that certain lease between AGL/SLC McEwen No. 2, LLC, as landlord [or alternative: between [_________], a [_____], as landlord, whose landlord’s interest has been assigned to AGL/SLC McEwen No. 2, LLC] (“Landlord”), and Tenant, covering Suite [___] (the “Premises”) in the Building (which lease, as amended or modified to date, is referred to in this letter as the “Lease”).
In connection with your purchase of the Building, you have requested certain assurances from us concerning the Lease. Accordingly, we hereby certify and state as follows:
1.    Tenant has accepted and is in possession of the Premises consisting of approximately [_____] square feet. The Lease is in full force and effect and has not been modified or amended, except by: [insert names and dates of amendments]. There are not any other agreements, oral or written, between Landlord and Tenant. Attached are true, complete and accurate copies of the Lease and all amendments, guarantees, security agreements and subleases pertaining to the Lease.
2.    The term of the Lease commenced on [____________], and is currently scheduled to expire on [____________].
3.    The monthly amount of base rent currently payable by tenant is [$______]. All base rent and monthly estimated operating expenses have been paid through [_______]. The landlord is currently holding a security deposit of [$_______] [in cash][in the form of a letter of credit]. Apart from this security deposit, Landlord does not hold any advance payment of rents or any other form of rental or security deposit.
4.    Percentage rent, if applicable, is calculated as follows:__________________
__________________________________________________________________.

$_____________ of percentage rent has already been paid to Landlord for the current Lease year
5.    The monthly operating expense reimbursement amount currently payable by tenant is [$______], and Tenant’s prorata share of the entire property in which the Premises are located, for purposes of allocating operating expenses and real estate taxes is ____%. Tenant is obligated to pay its prorata share of (Choose One/Strike Others):
Increases over base year 20___.
Increases over a stipulated amount per square foot $____/sf.
All operating expenses and real estate taxes (net lease).
6.    Neither the landlord, to the best of our knowledge, nor the Tenant under the Lease is in default under the terms and conditions of the Lease, and we do not know of any existing facts or circumstances which, with the giving of notice, the passage of time or both, would constitute a default by either the Landlord, to the best of our knowledge, or the Tenant under the Lease.
7.    Neither Landlord nor any successor or assign of Landlord owes any amount to Tenant except: ________________________________________________________________. We have no claims against the Landlord under the Lease with respect to the Lease or the Building and have no offset or claim against rental or any other amount payable under the Lease.
8.    We have no right to purchase all or any portion of the Building or the property on which the Building or its parking facilities are located
9.    Neither the Lease nor any other agreement confers upon Tenant any: (i) option or right to extend the term of the Lease; (ii) right to acquire additional space; or (iii) right to terminate the Lease (apart from any termination right arising out of damage to or condemnation of the Premises) unless and except as described herein:
________________________________________________________________
________________________________________________________________
10.    All improvements, equipment, trade fixtures and any other items to be constructed or furnished by or at the expense of Landlord for the Premises have been completed or supplied to the satisfaction of the Tenant, and all contributions by Landlord to Tenant on account thereof or otherwise have been received by Tenant, except: ________________________________.
11.    Tenant has not assigned its interest in the Lease nor has Tenant sublet any portion of the Premises, except: ________________________________.
12.    In the event you acquire the Building, we agree to recognize you as the landlord under the Lease, and we acknowledge that, as of the date of such acquisition, the Lease will become a direct obligation between you and us.

13.    The party executing this certification on behalf of Tenant represents that he/she has been authorized to do so.
We understand that you and any lender that may lend you funds to acquire the Building will materially rely on the statements and certifications set forth above in your acquisition and financing of the Building, and this estoppel certificate shall inure to the benefit of you and your lender and their successors and assigns.
Very truly yours,
[INSERT TENANT NAME]
By:    ______________________________
Name:    ______________________________
Title:    ______________________________

Exhibit E

SPECIAL WARRANTY DEED

FROM: AGL/SLC MCEWEN NO. 2, LLC, a Delaware limited liability company	This instrument was prepared by: ___________________________ ___________________________ ___________________________ ___________________________
TO: ______________________________, Grantee

Address New Owner(s) as follows: ______________________________ ______________________________ ______________________________	Name and Address of the Person or Entity Responsible for the Payment of Real Property Taxes: SAME	Map‑Parcel Numbers ______________

STATE OF ___________________________)
)
COUNTY OF ________________________ )
The actual consideration or value, whichever is greater, for this transfer is __________________________________ AND NO/100 DOLLARS ($_____________).

Affiant
SUBSCRIBED AND SWORN TO before me, this the ______ day of __________, 2012.

Notary Public
My Commission Expires:____________________

FOR AND IN CONSIDERATION OF the sum of _______________________________ AND NO/100 DOLLARS ($___________), the receipt and sufficiency of which are hereby acknowledged, AGL/SLC MCEWEN NO. 2, LLC, a Delaware limited liability company (“Grantor”), has bargained and sold, and by these presents does transfer and convey unto _______________ (“Grantee”), its successors and assigns, a certain tract or parcel of land in

Williamson County, State of Tennessee, more particularly described on Exhibit A attached hereto and incorporated herein by this reference, together with all improvements, buildings and structures located thereon (the “Property”), and all appurtenances and easements benefiting the Property.
The Property is improved property known as 1550 West McEwen Drive, Franklin, Tennessee.
This conveyance is expressly made subject to those matters more specifically set forth on Exhibit B attached hereto and incorporated herein by this reference.
TO HAVE AND TO HOLD the Property with the appurtenances, estate, title and interest thereto belonging to Grantee, its successors and assigns forever.
And Grantor does covenant with Grantee that Grantor is lawfully seized and possessed of the Property in fee simple and Grantor has a good right to convey the Property.
And Grantor does further covenant and bind Grantor, its successors and assigns to warrant and forever defend the title to the Property to Grantee, its successors and assigns against the lawful claims of all persons whomsoever claiming by, through or under Grantor (other than claims arising from the matters set forth on Exhibit B), but not further or otherwise. This conveyance is expressly made subject to the matters set forth on Exhibit B.
[Remainder of Page Intentionally Left Blank]

Witness my hand this _____ day of _______________, 2012.

GRANTOR: AGL/SLC MCEWEN NO. 2, LLC, a Delaware limited liability company By: _____________________________________ __________________________, its Manager
STATE OF COLORADO )
)
CITY AND COUNTY OF DENVER )
Before me, __________________________, a Notary Public of said County and State, personally appeared ____________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Manager (or other officer authorized to execute the instrument) of AGL/SLC MCEWEN NO. 2, LLC, a Delaware limited liability company, the within named bargainor, and that he, as such Manager, executed the foregoing instrument for the purposes therein contained, by signing his name as Manager of the company.
Witness my hand and seal, in Denver, Colorado, this _____ day of __________, 2012.

Notary Public
My Commission Expires:____________________

SCHEDULE 1
TO
SPECIAL WARRANTY DEED
PROPERTY DESCRIPTION
Tract I:
Land in Williamson County, Tennessee, being Lot 145 as shown on the plan of “McEwen Place, PUD Subdivision, Revision 2, Resubdivision of Lot 103,” recorded in Book P53, page 148, Register’s Office for Williamson County, Tennessee (see also the plan of McEwen Place PUD Subdivision, Revision 1, Subdivision of Lot 103, recorded in Book P50, page 110, said Register’s Office), to which plans reference is here made for a more complete description thereof.
Being the same property conveyed to AGL/SLC McEwen No. 2, LLC, a Delaware limited liability company, from SLC McEwen Land Holdings, LLC, a Delaware limited liability company, by deed of record in Book 4631, page 955, and quitclaim deed from SLC McEwen Land Holdings, LLC, a Delaware limited liability company, of record in Book 5330, Page 34, all in the Register's Office for Williamson County, Tennessee.

Tract II:
Land in Williamson County, Tennessee, being Lot 146 on the plan of McEwen Place PUD Subdivision, Revision 1, Subdivision of Lot 103, recorded in Book P50, page 110, said Register’s Office for Williamson County, Tennessee, to which plan reference is here made for a more complete description thereof.
Being the same property conveyed to AGL/SLC McEwen No. 2, LLC, a Delaware limited liability company, from SLC McEwen Land Holdings, LLC, a Delaware limited liability company, by deed of record in Book 5308, page 405, Register's Office for Williamson County, Tennessee.

SCHEDULE 2
TO
SPECIAL WARRANTY DEED
PERMITTED EXCEPTIONS
1.    County and City taxes for 20__, a lien, but not yet due and payable.
2.    [List other encumbrances]

Exhibit F

WARRANTY BILL OF SALE
THIS WARRANTY BILL OF SALE (this “Bill of Sale”) is entered into as of _____, 2012 by AGL/SLC MCEWEN NO. 2, LLC, a Delaware limited liability company (“Seller”).
Recitals
A.    Seller and [___________________], a [___________] entered into a Purchase and Sale Agreement and Escrow Instructions dated _______, 2012 (as amended, the “Purchase and Sale Agreement”).
B.    Simultaneously with the execution of this Bill of Sale, Seller has conveyed to Purchaser that certain real property and office building commonly known as The McEwen Building located at 1550 West McEwen Drive, Franklin, Tennessee (the “Property”), pursuant to the Purchase and Sale Agreement.
C.    In connection with the conveyance of the Property to Purchaser, Seller and Purchaser intend that Seller convey and assign all of its right, title and interest in the personal property owned by Seller and used in the normal operation and management of the Property, including, without limitation, the personal property described in Exhibit A attached hereto (the “Personal Property”).
D.    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Purchase and Sale Agreement.
Agreement
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby conveys and assigns as follows:
1.    Conveyance. Seller hereby absolutely and unconditionally conveys and assigns to Purchaser the Personal Property.
2.    Encumbrances. Seller warrants that the Personal Property is owned by Seller free of liens, claims, security interests and other encumbrances other than the Permitted Exceptions.
3.    Exclusion of Warranties. The Personal Property is sold in “as is” condition and, other than as set forth in this Bill of Sale, Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, the merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of such Personal Property, the compliance of such Personal Property with the requirements of any rule, law, regulation, ordinance, specification or contract pertaining thereto, or any patent infringements or latent defects. Purchaser hereby agrees and acknowledges that it accepts such Personal Property on such “as is” basis pursuant to the terms of this Bill of Sale.
4.    Successors and Assigns. This Bill of Sale shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.
5.    Attorneys’ Fees and Costs. In the event legal action is commenced to enforce or interpret any provision of or right under this Bill of Sale, the prevailing party shall be entitled to recover its actual costs and expenses incurred, including reasonable attorneys’ fees, from the party not prevailing.
6.    Governing Law. This Bill of Sale shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of Tennessee.
[Remainder of page intentionally left blank; signatures on following page]

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the date first written above.

SELLER: AGL/SLC MCEWEN NO. 2, LLC, a Delaware limited liability company By: ________________________________ Name:______________________________ Title: Manager

SCHEDULE 1
TO
WARRANTY BILL OF SALE
SCHEDULE OF PERSONAL PROPERTY
See List of Personal Property attached hereto consisting of _______ pages
[To be provided in connection with Closing]

Exhibit G

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made and entered into as of ____, 2012, between AGL/SLC MCEWEN NO. 2, LLC, a Delaware limited liability company (“Assignor”), and ___________________________________, a _______________________ (“Assignee”).
Recitals
A.    Assignor and Assignee entered into a Purchase and Sale Agreement and Escrow Instructions dated _______, 2012 (as amended, the “Purchase and Sale Agreement”).
B.    Simultaneously with the execution of this Assignment, Assignor has conveyed to Assignee that real property and office building commonly known as The McEwen Building located at 1550 West McEwen Drive, Franklin, Tennessee (the “Property”) pursuant to the Purchase and Sale Agreement.
C.    In connection with the conveyance of the Property to Assignee, Assignor and Assignee intend that Assignor assign and transfer to Assignee Assignor’s right, title and interest in and to certain leases and telecommunications license agreements, described in Exhibit A attached hereto (the “Leases”).
D.    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Purchase and Sale Agreement.
Agreement
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, the parties hereby agree as follows:
1.    Assignment. Assignor hereby assigns, transfers and conveys to Assignee, all right, title and interest of Assignor as landlord in and to the Leases.
2.    Indemnities; Assumption.
(a)    Assignor shall indemnify and hold Assignee harmless from all obligations on the part of the landlord arising under the Leases to the extent such obligations accrue and are applicable to the period prior to the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection therewith.
(b)    Assignee hereby expressly assumes all liabilities and agrees to perform all obligations of Assignor under the Leases to be performed to the extent such liabilities and obligations accrue and are applicable to the period from and after the date hereof and shall indemnify and hold Assignor harmless from all obligations on the part of the landlord arising under the Leases to the extent they accrue and are applicable from and after the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection therewith.
3.    Deposits. Assignor hereby assigns, transfers and conveys to Assignee all of the security, damage and other deposits set forth on Exhibit B attached hereto that have been made by tenants under the Leases (the “Deposits”). Assignee acknowledges that Assignor has transferred the Deposits to Assignee and, without limiting the foregoing, Assignee agrees to hold Assignor harmless from any failure by Assignee to deal with any such Deposits in compliance with law and with the terms of the Leases to which they pertain.
4.    Counterparts. This Assignment may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.
5.    Successors and Assigns. This Assignment shall bind and inure to Assignor and Assignee and their respective successors and assigns.
[Remainder of page intentionally left blank; signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set forth above.

ASSIGNOR:

AGL/SLC MCEWEN NO. 2, LLC,
a Delaware limited liability company

By: ________________________________
Name:______________________________
Title: Manager

ASSIGNEE:

_______________________, a ___________

By: ________________________________
Name:______________________________
Title: _______________________________

SCHEDULE 1
TO
ASSIGNMENT AND ASSUMPTION OF LEASES
TENANT LEASES
[To be provided in connection with Closing]

SCHEDULE 2
TO
ASSIGNMENT AND ASSUMPTION OF LEASES
SECURITY DEPOSITS

Tenant	Amount

JAM Restairamts, LLC dba Brixx	$10,000.00 Cash

Renal Advantage, Inc.	$125,191.18 Cash

Espaces, Inc.	$363,640.55 Letter of Credit

Hot Yoga	$115,824.24 Letter of Credit

Exhibit H

GENERAL ASSIGNMENT
THIS GENERAL ASSIGNMENT (this “Assignment”) is executed as of ____, 2012 by and between AGL/SLC MCEWEN NO. 2, LLC, a Delaware limited liability company (“Assignor”), and _____, a _____ (“Assignee”).
Recitals
A.    Assignor and Assignee entered into a Purchase and Sale Agreement and Escrow Instructions dated _______, 2011 (as amended, the “Purchase and Sale Agreement”).
B.    Simultaneously with the execution of this Assignment, Assignor has conveyed to Assignee that real property, office building and parking facilities, including the building commonly known as The McEwen Building located at 1550 West McEwen Drive, Franklin, Tennessee (the “Property”), pursuant to the Purchase and Sale Agreement.
C.    In connection with the conveyance of the Property to Assignee, Assignor and Assignee intend that Assignor’s rights, title and interests in and to certain contracts, warranties, authorizations and intangible property and other matters stated herein be assigned and transferred to Assignee.
D.    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Purchase and Sale Agreement.
Agreement
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.    Assignment. Assignor hereby assigns, conveys, transfers and sets over to Assignee any and all of Assignor’s right, title and interest in and to the following:
(a)    Those agreements, described on Exhibit A attached hereto and incorporated herein by this reference, for the repair or maintenance of, or provision of services to, the Real Property and/or the personal property owned by Assignor and used in the normal operation and management of the Real Property (the “Personal Property”), to the extent that they are assignable and excluding any claims under any insurance policy (the “Service Contracts”);
(b)    Without representation or warranty by Assignor as to Assignor’s title to the following, any and all right, title and interest of Assignor in and to all governmental permits, development rights or agreements, licenses, certificates and authorizations, including, without limitation, certificates of occupancy, relating to the construction, use or operation of the Property or the Personal Property, including, without limitation, rights relating to the placement of signage on the exterior of the Building (the “Permits”), to the extent the same are assignable;
(c)    Without representation or warranty by Assignor as to Assignor’s title to the following, any and all unexpired warranties, guaranties and bonds, including, without limitation, contractors’ and manufacturers’ warranties or guaranties, relating to the Property and/or the Personal Property, to the extent the same are assignable (the “Warranties”);
(d)    Without representation or warranty by Assignor as to Assignor’s title to the following, any and all site plans, surveys, soil and substratus studies, environmental reports and studies, architectural drawings, plans and specifications, engineering, electrical and mechanical reports, plans and studies, floor plans and landscape plans that relate to the Property or the Personal Property that are in Assignor’s possession and obtained from and after the date of Assignor’s acquisition of the Property (the “Plans”), to the extent the same are assignable, but excluding any photographs, depictions, drawings and other such materials concerning the Property or Personal Property reasonably required by Assignor for use in Assignor’s future annual reports and/or marketing brochures to evidence Assignor’s prior ownership of the Property and the Personal Property (the “Retained Items”);
(e)    Without representation or warranty by Assignor as to Assignor’s title to the following, any and all trade names and trademarks relating to the Real Property, including the right to use the name, “The McEwen Building,” but specifically excluding any names relating to the name of Assignor, including, without limitation, the name “Amstar” and “Southern Land Company,” all to the extent such trade names and trademarks are assignable, but reserving unto Assignor the right to use the Retained Items (the “Trade Name Rights”) and any websites pertaining to the Real Property (but specifically excluding those websites pertaining to the McEwen development generally, to Seller or any affiliates of Seller, including Amstar Group and Southern Land Company); and
(f)    Any and all deposits of Assignor held by any of the utilities services or companies servicing the Property.
2.    Indemnities; Assumption.
(a)    Assignor shall and does hereby agree to protect, defend, indemnify and hold Assignee harmless from and against any and all losses, liabilities, costs, expenses, damages, claims and causes of action (including reasonable attorneys’ fees) arising from any claim, agreement, obligation, liability, responsibility or the like relating to Assignor’s failure to fulfill, perform or discharge its obligations and liabilities under the Service Contracts to the extent such obligations accrue and are applicable to the period prior to the date of this Assignment.
(b)    Assignee hereby expressly assumes and agrees to perform all the obligations of Assignor under the Service Contracts to be performed to the extent such obligations first accrue and are applicable to periods from and after the date of this Assignment, and Assignee shall and does hereby agree to protect, defend, indemnify and hold Assignor harmless from and against any and all losses, liabilities, costs, expenses, damages, claims and causes of action (including reasonable attorneys’ fees) arising from any claim, agreement, obligation, liability, responsibility or the like relating to Assignee’s failure to fulfill, perform or discharge its obligations and liabilities under the Service Contracts to the extent such obligations and liabilities first accrue and are applicable to periods on or after the date of this Assignment.
3.    Attorneys’ Fees and Costs. In the event of any litigation or arbitration initiated to enforce the terms of this Assignment, the prevailing party shall be entitled to an award for its reasonable attorneys’ fees and expenses and the fees and costs of any experts or consultants engaged in connection with such litigation or arbitration.
4.    Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.
5.    Governing Law. This Assignment shall be construed under and enforced in accordance with the laws of the State of Tennessee.
6.    Counterparts. This Assignment may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.
7.    Severability. If any provision of this Assignment should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions will not be affected thereby.
[Remainder of page intentionally left blank; signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set forth above.

ASSIGNOR:

AGL/SLC MCEWEN NO. 2, LLC,
a Delaware limited liability company

By: ________________________________
Name:______________________________
Title: Manager

ASSIGNEE:

_______________________, a ___________

By: ________________________________
Name:______________________________
Title: _______________________________

SCHEDULE 1
GENERAL ASSIGNMENT
SERVICE CONTRACTS
[To be provided in connection with Closing]

Exhibit I

FORM OF TENANT NOTICE LETTER
[________________], 2012

TO:	ALL TENANTS OF THE McEWEN BUILDING LOCATED AT 1550 WEST McEWEN DRIVE, FRANKLIN, TENNESSEE
Dear Tenant:
You are hereby notified that the ownership of the building located in Franklin, Tennessee known as The McEwen Building located at 1550 West McEwen Drive, Franklin, Tennessee was transferred to [________________________], a [______________________] (the “New Landlord”), effective as of [____________________], 2012.
In connection with this transfer of ownership, you are hereby notified that the obligation for your security deposit pursuant to the terms of your lease (the “Lease”) has been assumed by the New Landlord. Should any issues arise with regard to your security deposit, or should you be entitled to a refund of all or a portion of your security deposit under the terms of the Lease, you are to look solely to the New Landlord with regard to such issues or for such refund.
Should you need to contact the New Landlord with regard to any matter pertaining to your Lease or security deposit, you may contact [____________________________] either in writing at [____________________________], or by telephone at [(___) ___-____]. All rental payments should be paid to New Landlord at the following address: [____________________________________________________________________________].
[Remainder of page intentionally left blank; signatures on following page]

I-1

NEW LANDLORD: ________________________________, a ____________________________	PRIOR LANDLORD: AGL/SLC McEWEN NO. 2, LLC, a Delaware limited liability company

By:____________________________ Name:__________________________ Title:___________________________	By: ___________________________ Name: ___________________________ Title: Manager

I-2

Exhibit J

LIST OF LEASES

Space Leases

Tenant	Document	Dated

Carlisle Companies Inc.	Lease	May 6, 2011
	Consent to Sublease	January 6, 2011

Cisco Systems, Inc.	Lease	June 9, 2011

Espaces, Inc.	Lease	September 13, 2011

JAM Restaurants, LLC d/b/a Brixx	Lease	March 10, 2011

Mars PetCare US, Inc.	Lease	April 13, 2009
	1st Amendment	May 22, 2009
	2nd Amendment	April 12, 2010

Punch Kettlebell Gym	Lease	April 8, 2009
	1st Amendment	April 26, 2009
	2nd Amendment	June 4, 2009
Assighment of Lessee's
	Interest in Lease	March 22, 2011

Raymond James & Associates, Inc.	Lease	January 20, 2009
	1st Amendment	April 9, 2009

Renal Advantage, Inc.	Lease	March 15, 2010

Southern Land Company, LLC	Lease	June 18, 2008
	1st Amendment	April 15, 2009
	2nd Amendment	January 26, 2010
	Parking License Agreement	June 28, 2011

Hot Yoga	Lease	November 9, 2011

Telecommunications License Agreements

Provider	Date of Agreement

tw telecom of Tennessee llc	September 21, 2010

XO Communications Services, Inc.	October 30, 2009

J-1

Exhibit K

LIST OF PERSONAL PROPERTY

Quantity	Item	Year Purchased

2	48" Round Conference Table	2009
4	Bannok Bench 60"W x 23" D x 17"H	2009
1	48x48 Original Abstract Artwork	2009
2	Bike Racks	2009
8	LZ Quadro 20" Planter - LL	2009
2	Gib Planter 17x5 Satin Black	2009
3	Outdoor Waste Receptacles	2009
2	Outdoor Ash Urns	2009
2	Oil Canvas Artwork - 1st Floor Entry	2011
2	Oil Canvas Artwork - 1st Floor Lobby	2011
1	HP Officejet 6500 Printer	2009
1	Uniden Dect 6.0 Cordless Phones	2009
1	Belkin Wireless Router	2009
1	Dell Optiplex 360 Desktop Compute	2009
1	10" Pipe Wrench	2009
2	10ft Stepladder	2009
1	12" Pliers MDS	2009
1	14PC Comb Sal	2009
1	24" Pipe Wrench	2009
1	2PC Pliers MDS	2009
1	4PC Compact Cordless Combo Kit	2009
1	4PC Screwdriver Set	2009
1	4" Vise	2009
2	6Ft Stepladder	2009
1	6' Web Lanyard	2009
1	7PC Tamper MDS	2009
1	7PC Nut Driver Set	2009
1	9" Pliers	2009
1	Adj Wrench 2 PC MDS	2009
1	Adj Wrench 2 PC Sal	2009
1	Caulk Gun	2009
1	Drill Bit Set-29PC	2009
1	Dry/Wet Vacuum	2009
1	Dusting Pole	2009
1	Dusting Pole	2009
1	Extension Cord	2009
1	First Aid Kit	2009
1	Flammable materials cabinet	2009
1	Floor Broom w/ Squeegee-18"	2009

Quantity	Item	Year Purchased

1	Floor Squeegee Red-24"	2009
1	Folding Knife-4 1/2" Ub Clip	2009
1	Grease Gun	2009
1	Grease Gun	2009
2	Hacksaw	2009
1	Hammer Claw	2009
1	Harness	2009
1	Hex Key Set	2009
1	Keyper Key Control System	2009
1	Level-Magnetic Torpedo 9"	2009
1	Level-Pro Top Reading Level	2009
1	Lockout Board	2009
1	Lockout Kit Sign Rack	2009
1	Lockout Toolbox	2009
1	Microwave & Refrigerator	2009
1	Minitemp w/ Laser	2009
1	Mop Bucket	2009
1	Multimeter Clr	2009
1	Needle Nose Pliers	2009
1	Salt Spreader	2009
1	Screw Set	2009
1	SD/Bit SE MDS	2009
1	Sledge Hammer	2009
1	Snow Shovel	2009
1	Socket Set	2009
1	Square Shovel	2009
1	Stencil Set-92 PC	2009
1	Stubby Nut Driver Set	2009
1	T Handles MDS	2009
1	Tape Measure 25 Ft	2009
1	Tool Bag	2009
1	Tool Chest	2009
1	Tool Set 2 Sal	2009
1	Utility Cart	2009
5	Walk off mats	2009
1	Warehouse Broom	2009
1	Water Hose Nozzle	2009
1	Wet Floor Sign	2009
1	Wet Nozzle	2009
1	Wet/Dry Vac	2009
1	Wheelbarrow	2009
1	Wire Stripper Kurve Strips	2009

Quantity	Item	Year Purchased

1	CPU Stand	2010
1	Pressure Washer	2010
6	Wet Floor Signs	2010
1	Crowbar	2011

Exhibit L

LIST OF SERVICE CONTRACTS

Vendor	Type of Service

Ambius, Inc.	Landscaping - Interior
The Brickman Group, Ltd.	Landscaping - Exterior
General Building Maintenance, Inc.	Janitorial
IDS	Space Planning
Southern Land Company	Landscaping - Exterior
McCarthy Jones & Woodard, LLC	Locksmith
Nashville Sign Company	Signage
American Property Maintenance	Parking Lot Sweeping & Snow Removal
Terminix International Company, LP	Pest Control
QRS, Inc.	Recycling
Allied Waste Services of Nashville	Trash Removal
Nashville Machine Elevator Co	Elevator Maintenance
Nelson Glass Company, Inc.	Glass
PRO-BEL Enterprises, LTD.	Roof Anchors
REDLEE/SCS, Inc.	Janitorial
Citadel Security Services, LLC	Security Patrol
Southeastern Sound, Inc.	Alarm Monitoring
Trane, Inc.	HVAC
United Parcel Services, Inc.	UPS Drop Box

L-1

Exhibit M

LIST OF WARRANTIES

Item	Date of Warranty

Cooling Tower	October 20, 2013
Electric Unit Heaters	September 9, 2013
Roof	February 15, 2024

M-1

Exhibit N

FORM OF CERTIFICATE AS TO REPRESENTATIONS AND WARRANTIES
[Letterhead of Party Giving Certificate (Seller or Purchaser)]
_______________________, 200_
[Name of Party Receiving Certificate (Seller or Purchaser)]
[Address of Party Receiving Certificate]
[City, State]
Ladies and Gentlemen:
The undersigned hereby certifies that all of the representations and warranties made by it in Section [insert 5 in Seller’s certificate and 6 in Purchaser’s certificate] of the Purchase and Sale Agreement dated as of [_____], 201[_] between the undersigned, as [insert Seller or Purchaser], and you, as [insert Seller or Purchaser], are true and correct as of the date hereof, except as follows: [insert “none” or exceptions]. The undersigned further ratifies and confirms the continued applicability of, and the understandings and agreements of the undersigned set forth in, such Section [insert same number].
Very truly yours,
_______________________

N-1

Exhibit O

UTILITY DEPOSITS

None.

O-1

Exhibit P

FORM OF ESCROW AGREEMENT
ESCROW AGREEMENT
(Carlisle / Fresenius Tenant Improvement Allowance)
These Escrow Instructions (these “Instructions”), dated as of ____________, 2012, are made by and between AGL/SLC McEWEN NO. 2, LLC, a Delaware limited liability company (“AGL/SLC”), [______________________], a [_________________] (“Purchaser”), and LAWYERS TITLE COMPANY, as escrow agent (the “Escrow Agent”).
Recitals
A.AGL/SLC is selling to Purchaser (the “Sale”) a building with office and retail space in the McEwen Office Building located at 1550 West McEwen Drive, Franklin, Tennessee (the “Building”).
B.    A current tenant in the Building, Carlisle Companies Incorporated, a Delaware corporation (“Carlisle”), has leased all of the fourth (4th) floor of the Building (the “Leased Premises”) from AGL/SLC pursuant to that certain Lease Agreement dated May 6, 2011 (the “Carlisle Lease”). Under the terms of the Carlisle Lease, AGL/SLC has agreed to provide Carlisle with a tenant improvement allowance for leasehold improvements to the Leased Premises (the “Allowance”).
C.    Prior to its occupancy of the Leased Premises and use of the entire Allowance, Carlisle has subleased all of the Leased Premises to Fresenius Management Services, Inc., a Delaware corporation (“Fresenius”), pursuant to that certain Sublease Agreement between Carlisle and Fresenius dated January 5, 2012 (the “Fresenius Sublease”).
D.    AGL/SLC has agreed to permit Fresenius to utilize the remainder of the Allowance for tenant improvements for the Leased Premises on or before September 30, 2012.
E.    In order to provide Fresenius with funds to pay the amounts Fresenius may incur in connection with the Allowance, AGL/SLC has agreed to place $[__________] (the “Escrowed Funds”) in escrow, subject to the terms and conditions of these Instructions.
Agreement
NOW, THEREFORE, for good and valuable consideration received by them, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:
1.    Escrowed Funds. Concurrently with the execution and delivery of these Instructions, AGL/SLC has deposited in escrow with the Escrow Agent the Escrowed Funds. The Escrowed Funds will be deposited by Escrow Agent in one or more interest bearing accounts designated by AGL/SLC, and all interest earned on each such sum will remain in escrow and constitute a part of the Escrowed Funds.

2.    Disbursements from Escrowed Funds.
(a)    When Purchaser receives from Carlisle, pursuant to the Fresenius Sublease, one or more requests for payment (a “Disbursement Request”), Purchaser will notify Escrow Agent and AGL/SLC of Purchaser’s receipt of the Disbursement Request, which notice will include a summary of the work performed and the amount requested.
(b)    Escrow Agent will disburse to Carlisle from the Escrowed Funds an amount equal to the costs and expenses described in the Disbursement Request, without the need of any written direction or approval from AGL/SLC; provided, however, upon request from Escrow Agent AGL/SLC shall provide any such written direction and/or approval. If the Escrowed Funds are insufficient to cover a particular Disbursement Request, Fresenius will be solely responsible for the shortfall.
(c)    Any portion of the Allowance which has not been disbursed to Fresenius (and is not the subject of a Disbursement Request that was received prior to such date but not yet been funded by Escrow Agent) pursuant to these instructions after 5:00 p.m., Central time, on October 1, 2012, together with any interest earned on the Escrowed Funds, shall be returned to AGL/SLC by Escrow Agent.
3.    Escrow Fee. Escrow Agent has agreed to a fee for its services under these Instructions of $[____].
4.    Disputes. In the event of a dispute between any of the parties hereto as to their respective rights and interests hereunder, the Escrow Agent shall be entitled to hold the Escrowed Funds until such dispute shall have been resolved by the parties in dispute and the Escrow Agent shall have been notified by instrument jointly signed by all of the parties in dispute, or until such dispute shall have been finally adjudicated by a court of competent jurisdiction.
5.    Liability of Escrow Agent. The Escrow Agent hereby consents and agrees to all of the provisions hereof, and agrees to accept, as Escrow Agent hereunder, all Escrowed Funds, and agrees to hold and dispose of the Escrowed Funds in accordance with the terms and provisions hereof. It is agreed that the Escrow Agent shall have no obligation or liability hereunder except as a depositary to retain the Escrowed Funds and to dispose of the same in accordance with the terms hereof. The Escrow Agent shall be entitled to rely and act upon any written instrument received by it, and if from a corporation, purporting to be executed by an officer or authorized representative thereof and shall not be required to inquire into the authority of such officer or representative or the correctness of the facts stated in said instrument. By acceptance of these Instructions, Escrow Agent agrees to act in good faith in the performance of any of its obligations and duties under these Instructions and shall incur no liability to any person for its acts or omissions hereunder, except for those acts or omissions which may result from its gross negligence or willful misconduct. Upon disposition by the Escrow Agent, in accordance with the terms hereof, of the Escrowed Funds, the Escrow Agent shall be fully and finally released and discharged from any and all duties, obligations, and liabilities hereunder.

6.    Notices. Any notice required or permitted to be sent pursuant to these Instructions shall be in writing and shall be deemed received when personally delivered, when sent by facsimile transmission, or three (3) days after having been deposited in a U.S. Postal Service depository and sent by registered or certified mail, return receipt requested, with all required postage prepaid, or one (1) day after having been deposited with Federal Express or another comparable national overnight delivery service with next-business-day delivery service prepaid, and in any case, addressed to:
If to AGL/SLC:
AGL/SLC McEwen No. 2, LLC
1050 Seventeenth Street, Suite 2300
Denver, Colorado 80265
Telephone:    (303) 534-6322
Telecopy:    (303) 534-6713
Attention:    Gabe L. Finke and Robert A. Toomey

Email:	gabe.finke@amstar.com
rob.toomey@amstar.com

If to Purchaser:
[____________________]
c/o KBS Capital Advisors LLC
1909 K Street, NW, Suite 340
Washington, DC 20006
Telephone: (202) 552-7551
Telecopy: (202) 697-4636
Attention: Stephen D. Evans
Email:    sevans@kbsrealty.com

If to Escrow Agent:
Lawyers Title Company
4100 Newport Drive Place, Suite 120
Newport Beach, CA 92600
Telephone:    (949) 724-3145
Telecopy:    (949) 271-5762
Attention:    Joy Eaton, Escrow Agent

7.    Miscellaneous.
(a)    This Escrow Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.
(b)    This Agreement may only be modified or supplemented by an instrument in writing executed by duly authorized representatives of AGL/SLC, Purchaser and the Escrow Agent.

(c)    In the event any litigation arises out of these Instructions, or the alleged breach of any term or provision hereof, the court in any such litigation will award to the prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in the litigation.
(d)    Any provision of these Instructions which is declared by a court of competent jurisdiction to be illegal, invalid, prohibited or unenforceable will be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating the remaining provisions hereof.
(e)    THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TENNESSEE, AND VENUE SHALL LIE EXCLUSIVELY IN WILLIAMSON COUNTY, TENNESSEE.
(f)    This Agreement will inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns.
(g)    This Agreement may be executed in counterparts, each of which will be deemed a duplicate original. Facsimile signatures (including those delivered by email) will be deemed original signatures for all purposes.
(Signatures on following page)

IN WITNESS WHEREOF, the parties have executed these Instructions as of the day and year first above written.

AGL/SLC: AGL/SLC McEWEN NO. 2, LLC, a Delaware limited liability company By: ________________________________ Name:______________________________ Title:_______________________________

PURCHASER: [_______________________________], a [__________________________________] By: ________________________________ Name:______________________________ Title:_______________________________

ESCROW AGENT: LAWYERS TITLE COMPANY By: ________________________________ Name:______________________________ Title: